Exhibit B-1
                                                                  EXECUTION COPY


                            STOCK PURCHASE AGREEMENT


                             dated as of May 8, 2000


                                 By and Between


                               AGL RESOURCES INC.,

                                    as Buyer

                                       and

                        CONSOLIDATED NATURAL GAS COMPANY,

                                   as Seller,

                         VIRGINIA NATURAL GAS, INC., and

                            DOMINION RESOURCES, INC.

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                                TABLE OF CONTENTS
                                                                            PAGE

ARTICLE 1     CERTAIN DEFINITIONS..............................................1

ARTICLE 2     PURCHASE AND SALE OF VNG STOCK...................................9
     Section 2.1     Purchase and Sale of Stock................................9

ARTICLE 3     REPRESENTATIONS AND WARRANTIES OF SELLER AND DRI................14
     Section 3.1     Organization and Corporate Power.........................14
     Section 3.2     Authorization; Validity..................................14
     Section 3.3     Organization, Qualification and Corporate Power of VNG...15
     Section 3.4     No Conflict..............................................15
     Section 3.5     Capital Stock............................................16
     Section 3.6     Financial Statements.....................................17
     Section 3.7     Compliance with Law; Proceedings.........................17
     Section 3.8     Tax Matters..............................................19
     Section 3.9     Material Contracts.......................................21
     Section 3.10    Consents and Approvals...................................22
     Section 3.11    Brokers..................................................22
     Section 3.12    Labor Matters............................................22
     Section 3.13    ERISA....................................................23
     Section 3.14    Events Subsequent to December 31, 1999...................25
     Section 3.15    Title to Properties......................................27
     Section 3.16    Insurance................................................28
     Section 3.17    Transactions with Certain Persons........................28
     Section 3.18    Compliance With Environmental Laws.......................28
     Section 3.19    Intellectual Property....................................29
     Section 3.20    Disclosure...............................................30

ARTICLE 4     REPRESENTATIONS AND WARRANTIES OF BUYER.........................30
     Section 4.1     Organization and Corporate Power.........................30
     Section 4.2     Authorization of Agreement; Validity.....................31

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     Section 4.3     No Conflict..............................................31
     Section 4.4     Consents and Approvals...................................32
     Section 4.5     Brokers..................................................32
     Section 4.6     Availability of Funds....................................32
     Section 4.7     Investment...............................................32
     Section 4.8     Litigation...............................................32

ARTICLE 5     ACCESS; ADDITIONAL AGREEMENTS...................................33
     Section 5.1     Access to Information; Continuing Disclosure.............33
     Section 5.2     Regulatory Approvals.....................................34
     Section 5.3     Further Assurances.......................................35
     Section 5.4     Certain Tax Matters......................................36
     Section 5.5     Conduct of Business of VNG...............................40
     Section 5.6     Notice of Changes........................................43
     Section 5.7     Director and Officer Indemnification and Insurance.......43
     Section 5.8     Employee Matters.........................................44
     Section 5.9     WARN Act.................................................56
     Section 5.10    Satisfaction of Debt.....................................56
     Section 5.11    Related Agreements.......................................57

ARTICLE 6     CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS.....................58
     Section 6.1     No Injunction............................................58
     Section 6.2     Representations and Warranties...........................59
     Section 6.3     Performance..............................................59
     Section 6.4     Approvals and Filings....................................59
     Section 6.5     No Material Adverse Change...............................60

ARTICLE 7     CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER...............60
     Section 7.1     No Injunction............................................60
     Section 7.2     Representations and Warranties...........................61
     Section 7.3     Performance..............................................61
     Section 7.4     Approvals and Filings....................................61

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ARTICLE 8     CLOSING.........................................................62
     Section 8.1     Time and Place...........................................62
     Section 8.2     Deliveries.  At the Closing:.............................62

ARTICLE 9     TERMINATION AND ABANDONMENT.....................................63
     Section 9.1     Methods of Termination...................................63
     Section 9.2     Procedure Upon Termination and Consequences..............65

ARTICLE 10    INDEMNIFICATION.................................................66
     Section 10.1    Remedies.................................................66
     Section 10.2    Indemnity Claims.........................................67
     Section 10.3    Notice of Claim..........................................69
     Section 10.4    Defense..................................................69
     Section 10.5    Limitations..............................................70

ARTICLE 11    MISCELLANEOUS...................................................71
     Section 11.1    Amendment and Modification...............................71
     Section 11.2    Waiver of Compliance.....................................71
     Section 11.3    Notices..................................................71
     Section 11.4    Binding Nature; Assignment...............................73
     Section 11.5    Entire Agreement.........................................73
     Section 11.6    Expenses.................................................74
     Section 11.7    Press Releases and Announcements; Disclosure.............74
     Section 11.8    Acknowledgment...........................................74
     Section 11.9    Disclaimer Regarding Assets..............................75
     Section 11.10   Governing Law............................................75
     Section 11.11   Counterparts.............................................76
     Section 11.12   Interpretation...........................................76

                                    EXHIBITS

Exhibit 5.11.1       -     Form of Transition Services Agreement
Exhibit 5.11.2       -     Form of Software License Agreement

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                                    SCHEDULES

Schedule 1A          -     Knowledge
Schedule 2.1.2       -     Working Capital Methodologies
Schedule 3.3         -     Equity Interests
Schedule 3.4         -     Conflicts
Schedule 3.7         -     Compliance with Law; Litigation
Schedule 3.8         -     Tax Matters
Schedule 3.9         -     Material Contracts
Schedule 3.10        -     Seller Consents and Approvals
Schedule 3.13        -     ERISA; Employee Plans
Schedule 3.14        -     Events Subsequent to December 31, 1999
Schedule 3.15        -     Permitted Liens
Schedule 3.16        -     Insurance
Schedule 3.17        -     Transactions with Certain Persons
Schedule 3.18.1      -     Compliance with Environmental Laws
Schedule 3.18.2      -     MGP Sites
Schedule 3.19        -     Intellectual Property
Schedule 4.4         -     Buyer Consents and Approvals
Schedule 4.8         -     Buyer Litigation
Schedule 5.8.1       -     Associated Seller Employees
Schedule 5.8.4       -     List of Employee Benefit Plans for which VNG/Buyer
                           has Responsibility Following Closing
Schedule 6.4         -     Required Seller Consents and Approvals
Schedule 7.4         -     Required Buyer Consents and Approvals

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                            STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement, dated as of May 8, 2000 (this "Agreement") is made by and among AGL Resources Inc., a Georgia corporation ("Buyer"), Consolidated Natural Gas Company, a Delaware corporation ("Seller"), Virginia Natural Gas, Inc., a Virginia corporation ("VNG") (with VNG being a party to this Agreement solely for the purposes of Sections 2.1.4, 5.3, 5.4, 5.5, and 6.3), and Dominion Resources, Inc., a Virginia corporation ("DRI") (with DRI being a party to this Agreement solely for the purposes of Sections 2.1.4, 3.1.2, 3.2.2, 5.4, 5.11.3, and Article 10).

                                    RECITALS

     A. Seller owns all of the issued and outstanding shares of VNG Stock (as defined herein).

     B. Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, subject to the terms and conditions of this Agreement, all of the issued and outstanding shares of VNG Stock owned by Seller.

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                   ARTICLE 1
                               CERTAIN DEFINITIONS

     For the purposes of this Agreement, the following words and phrases shall have the following meanings:

     "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages,

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dues,  penalties,  fines,  costs,  amounts  paid  in  settlement,   Liabilities,
obligations, Taxes, liens, losses, expenses, and fees including court costs and reasonable attorneys' fees and expenses.

     "Advisors" has the meaning set forth in Section 11.8.2.

     "Affiliate" means any Person in control or under control of, or under common control with, another Person. For purposes of the foregoing, "control", with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or by contract or otherwise.

     "Agreement" has the meaning set forth in the first paragraph of this Agreement.

     "Agreement to Hold Separate" means the Federal Trade Commission's Order of November 4, 1999 in FTC File No. 991-0244 and Docket No. C-3901.

     "Allocation" has the meaning set forth in Section 2.1.4.

     "Applicable Law" has the meaning set forth in Section 2.1.4.

     "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banking institutions in Norfolk, Virginia are authorized or obligated by law or executive order to be closed.

     "Buyer" has the meaning set forth in the first paragraph of this Agreement.

     "Buyer's Auditors" means Deloitte & Touche LLP.

     "Claim" has the meaning set forth in Section 5.7.1.

     "Closing" has the meaning set forth in Section 8.1.

     "Closing Date" has the meaning set forth in Section 8.1.

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     "Code" means the Internal  Revenue Code of 1986, as amended.  All citations to the Code or to the regulations promulgated thereunder shall include any amendments or any substitute or successor provisions thereto.

     "Collective  Bargaining  Agreement"  has the  meaning  set forth in Section
3.12.

     "Common Parent" means either DRI or Seller, or both, as the case may be.

     "Common Stock" means the common stock, no par value, of VNG.

     "Confidentiality Agreement" has the meaning set forth in Section 5.1.

     "Contract" means a contract, note, bond, mortgage, indenture, instrument or other obligation.

     "Determination Date" has the meaning set forth in Section 5.4.8.

     "DOJ" has the meaning set forth in Section 5.2.1.

     "DRI" has the meaning set forth in the introductory paragraph.

     "Employee Plan" means all of the employee benefit plans, policies, programs and arrangements (including, without limitation, (i) all deferred compensation, retirement, early retirement, savings and other pension plans, policies, programs and arrangements, whether or not qualified under the Code (ii) all health, severance, insurance, disability and other employee welfare plans, policies, programs and arrangements; and (iii) all employment, incentive, stock option, stock appreciation, stock purchase, vacation and other similar plans, programs, policies and arrangements), whether or not subject to ERISA and whether covering one person or more than one person, that are maintained by VNG or any ERISA Affiliate with respect to VNG Employees, directors or independent contractors or to which VNG or any ERISA Affiliate contributes on behalf of VNG Employees, directors or independent contractors.

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     "Environmental  Condition"  means any condition  relating to or originating from a Release of a Hazardous Substance at any of the Manufactured Gas Facilities (regardless of whether such condition is on or off the Manufactured Gas Facilities) by Seller, VNG or any of their Affiliates or any other Person.

     "Environmental Laws" means all applicable Federal, state and local laws and regulations, including common law, relating to pollution or protection of the environment or natural resources, including laws relating to Releases or threatened Releases of Hazardous Substances (including, without limitation, Releases to ambient air, surface water, groundwater land and surface and subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, transport, disposal or handling of Hazardous Substances.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" means any other Person that, together with VNG, is required to be treated as a single employer under Section 414 of the Code or
Section 4001(a)(14) of ERISA.

     "Estimated Purchase Price" has the meaning set forth in Section 2.1.2.

     "Final Allocation" has the meaning set forth in Section 2.1.4.

     "Final  Working  Capital  Schedule"  has the  meaning  set forth in Section
2.1.3.

     "Financial Statements" has the meaning set forth in Section 3.6.

     "FTC" has the meaning set forth in Section 5.2.

     "Hazardous Substance" shall mean any substance, material, product, derivative, compound, mixture, mineral, chemical, waste, medical waste or gas (excluding natural gas), defined or included within the definition of a "hazardous substance," "hazardous waste," "hazardous material," "toxic chemical," "toxic substance," "hazardous chemical," "extremely

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hazardous substance," "pollutant,"  "contaminant," or any other words of similar meaning within the context used under any Environmental Law.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

     "Intellectual Property" has the meaning set forth in Section 3.19.

     "Joint Use Pipeline" means that portion of the natural gas pipeline facilities whose construction, ownership and operation by VNG was authorized by the Virginia State Corporation Commission in Case Nos. PUE860065, PUE900038, PUE910071, PUE950001 and PUE950002 that begins at an intersection with the interstate natural gas transmission facilities of CNG Transmission Company at a point on the boundary line of Fauquier and Prince William Counties, Virginia and runs south and east through Fauquier, Stafford, Spotsylvania, Caroline, Henrico and Hanover Counties, Virginia and terminates at an intersection in southern Hanover County, Virginia with the natural gas pipeline facilities of Virginia Electric and Power Company and the gas distribution facilities of VNG, the location of which Joint Use Pipeline is shown more particularly on certificates of public convenience and necessity Nos. GT-63, GT-66, GT-62, GT-59A, GT-61A and GT-60.

     "Knowledge" or words to such effect mean, with respect to any Person, the actual knowledge of such Person (or, in the case of any Person that is not an individual, the actual knowledge without independent investigation of the executive officers of such Person listed on Schedule 1A). In all instances in this Agreement, the term "Seller's Knowledge" or "to the Knowledge of Seller" shall be deemed to include the Knowledge of VNG.

     "Liens" means liens, charges, restrictions, claims or encumbrances of any nature.

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     "Loss" has the meaning set forth in Section 10.1.

     "Manufactured Gas Facilities" means (a) the former Manufactured Gas Plant ("MGP") site located in the City of Norfolk, VA at the intersection of Virginia Beach Blvd. and Monticello Avenue; (b) the former MGP site located in the City of Newport News that is currently under an entrance ramp of Interstate Highway Route 664; (c) the MGP waste storage site in the City of Chesapeake, VA adjacent to VNG's propane-air peak-shaving plant site; (d) the former MGP waste storage site located in the City of Suffolk, VA at the intersection of Hill Street and Central Avenue; and (e) any other facility at which VNG or its predecessors owned or operated a manufactured gas facility or manufactured gas waste storage site.

     "Material" or "materially" means, when used with respect to VNG, material to VNG, taken as a whole, and when used with respect to Buyer, material to Buyer, taken as a whole.

     "Material Adverse Effect" means an effect, whether resulting from events, actions, inactions, or circumstances, which when taken individually or in combination with other like events, actions, inactions, or circumstances, is materially adverse to the business, assets, condition (financial or otherwise) or results of operations of VNG, taken as a whole.

     "Material Contracts" means each Contract to which VNG is a party or by which it or any of its property may be bound and which, in each case, is material to VNG taken as a whole.

     "Material Encumbrances" means, with respect to a material asset, any liens, charges, restrictions, claims or encumbrances of any nature, materially adverse to VNG's use of that asset.

     "Multiemployer Plan" means a multiemployer plan, as defined in Sections 3(37) and 4001(a)(3) of ERISA.

     "PBGC" has the meaning set forth in Section 3.13.4.

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

     "Permitted Liens" has the meaning set forth in Section 3.15.

     "Person" means and includes an individual, a partnership, a joint venture, a corporation, a union, a limited liability company, a trust, an unincorporated organization, a government or any department or agency thereof, or any other separate legal entity recognized pursuant to law.

     "Preliminary Working Capital Schedule" has the meaning set forth in Section 2.1.3.

     "Purchase Price" has the meaning set forth in Section 2.1.2.

     "Reasonable efforts" means commercially reasonable efforts.

     "Related Company Employees" has the meaning set forth in Section 5.8.1.

     "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (including the abandonment or discarding of barrels, containers or other closed receptacles containing any Hazardous Substance), but not including any such action which results in exposure to persons solely within a workplace with respect to a claim which such persons may assert against the employer of such persons or emissions from the engine exhaust of a motor vehicle, rolling stock, aircraft, vessel or pipeline pumping station engine.

     "Section 338(h)(10) Elections" has the meaning set forth in Section 5.4.8.

     "Seller" has the meaning set forth in the first paragraph of this Agreement.

     "Seller's Auditors" means PricewaterhouseCoopers, LLP.

     "Subsidiary" of a Person means (i) any corporation, association or other business entity of which 50% or more of the total voting power of shares or other voting securities outstanding thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership or

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limited  liability company a general partner or managing member of which is such
Person or one or more of the other Subsidiaries of such Person (or any combination thereof).

     "Supplemental Agreement" has the meaning set forth in Section 10.1.1.

     "Taxes" mean all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, fuel, gas import, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever imposed by any governmental entity, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, and the term "Tax" means any one of the foregoing Taxes.

     "Tax Return" means any return, declaration, report, statement or other document required to be filed in respect of Taxes.

     "Title IV Plan" has the meaning set forth in Section 3.13.4.

     "U.S. GAAP" means accounting principles generally accepted in the United States as of a given date.

     "VNG" has the meaning set forth in the introductory paragraph.

     "VNG Employees" means (i) all current employees of VNG or Related Company Employees; (ii) all employees of VNG or Related Company Employees who are absent from work on account of vacation, disability, layoff, leave of absence or for any other reason on the Closing, whether or not they return to active employment after the Closing, whose last day of active employment was with VNG or as a Related Company Employee; and (iii) all persons who retired or whose employment with VNG terminated for any reason before the Closing.

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

     "VNG Stock" means all of the issued and outstanding shares of capital stock of VNG.

     "WARN Act" has the meaning set forth in Section 5.9.

     "Working Capital" has the meaning set forth in Section 2.1.2.

                                   ARTICLE 2
                         PURCHASE AND SALE OF VNG STOCK

     Section 2.1 Purchase and Sale of Stock.

     2.1.1 Transfer of VNG Stock. Upon the terms and subject to the conditions set forth below, at the Closing Seller shall sell, convey, transfer, assign, and deliver to Buyer, and Buyer shall purchase from Seller, all of the VNG Stock.

     2.1.2 Purchase Price. The consideration to be paid for the VNG Stock (the "Purchase Price") shall be $ 550,000,000 plus the amount by which the book value of the Working Capital of VNG on the Closing Date exceeds $21,888,000, or minus the amount by which the book value of such Working Capital is less than $21,888,000. The term "Working Capital" as used herein shall mean current assets less current liabilities determined in accordance with U.S. GAAP; provided, however, that for the purposes of this definition, current liabilities as of any date shall not include any payables to any Affiliates of VNG including amounts borrowed as of such date by VNG from the "System Money Pool" described in Note 13 to the 1999 audited VNG financial statements, and current assets shall not include receivables from any Affiliates of VNG. The computation of Working Capital as of December 31, 1999 is set forth on Schedule 2.1.2. At the Closing, Buyer will pay Seller an amount (the "Estimated Purchase Price") determined by Seller's Auditors on the basis hereinabove set forth using the unaudited balance sheet of VNG for the end of the month immediately preceding the Closing, subject to such adjustments to reflect known variances in Working Capital as may be mutually agreeable to the

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

parties. The Estimated Purchase Price shall be paid by wire transfer of immediately available funds to an account designated by Seller.

     2.1.3 Adjustment to the Estimated Purchase Price.

     (a) As promptly as practical, but in no event more than 60 days after the Closing, Buyer shall cause Buyer's Auditors to prepare and deliver to Seller a draft of a schedule of the Working Capital of VNG (in the format consistent with Schedule 2.1.2) as of the commencement of business on the Closing Date (the "Preliminary Working Capital Schedule"), which shall reflect the value of the Working Capital as of such date, together with a draft of their report stating, without qualification, that the Preliminary Working Capital Schedule has been prepared in conformity with U.S. GAAP.

     (b) Seller's Auditors may, if Seller so elects, review the manner in which Buyer's Auditors plan to prepare the Preliminary Working Capital Schedule, including, but not limited to, the nature and extent of the procedures to be applied in preparing the schedule. Seller and Seller's Auditors shall be entitled to observe the taking of the physical inventory, if any.

     (c) During the 15 days following the receipt by Seller of the draft of the Preliminary Working Capital Schedule and the report of Buyer's Auditors with respect thereto, Seller's Auditors shall be permitted to review the working papers of Buyer's Auditors relating to the draft of the Preliminary Working
Capital Schedule and shall have such access to Buyer's personnel as may be reasonably necessary to permit them to review in detail the manner in which the draft was prepared. Buyer and Buyer's Auditors shall cooperate with Seller and Seller's Auditors in facilitating such review. Seller's Auditors shall give any comments or

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

objections they have with respect to the draft of the Preliminary Working Capital Schedule to Buyer and Buyer's Auditors. Such comments or objections, insofar as they relate to the valuation of any assets or liabilities, shall be resolved by Buyer, and Buyer's Auditors shall prepare a final schedule of Working Capital (the "Final Working Capital Schedule") which shall reflect such resolution, and deliver it to Seller pursuant to the provisions of the next paragraph.

     (d) Within seven days after the expiration of such 15 day period, Buyer shall deliver to Seller the Final Working Capital Schedule accompanied by a definitive report of Buyer's Auditors with respect thereto. Within three Business Days after receipt of such schedule and report, Seller's Auditors shall deliver a letter to Seller and Buyer stating whether they concur with such report and their exceptions thereto, if any, together with the reasons therefor. If Seller's Auditors fail to deliver to Seller and Buyer a letter within such period, Seller shall be deemed to have accepted the Final Working Capital Schedule. If the objections raised in a timely submitted letter from Seller's Auditors cannot be resolved between Buyer's Auditors and Seller's Auditors within five Business Days after delivery of such letter by Seller's Auditors, the question or questions in dispute shall then be promptly submitted to any "big five" accounting firm (other than Seller's Auditors and Buyer's Auditors), or if such accounting firm cannot or refuses to serve in such capacity, a mutually acceptable firm of independent public accountants of recognized standing, the decision of which as to such question or questions in dispute shall be final and binding upon Seller and Buyer. The accounting firm shall be instructed to resolve the question or questions in dispute within 20 days of submission.

     (e) If the Final Working Capital Schedule, after the resolution of all disputes, indicates that the amount of Working Capital of VNG used to determine the Estimated

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Purchase  Price was less than the amount of Working  Capital of VNG reflected in the Final Working Capital Schedule, Buyer shall promptly pay to Seller, in immediately available funds the amount of the difference. If the Final Working Capital Schedule, after the resolution of all disputes, indicates that the amount of Working Capital of VNG used to determine the Estimated Purchase Price exceeded the amount of Working Capital of VNG reflected in the Final Working Capital Schedule, Seller shall promptly pay to Buyer, in immediately available funds the amount of such excess.

     (f) The fees of Buyer's Auditors incurred in connection with the preparation of the Preliminary and Final Working Capital Schedules shall be borne by Buyer, and the fees of Seller's Auditors incurred in connection with their review of the work done in connection with the preparation of such schedules shall be borne by Seller. The fees of any independent accounting firm appointed pursuant to Section 2.3(d) shall be borne equally by Seller and Buyer.

     2.1.4 Allocation of Purchase Price. In the event that a Section 338(h)(10) Election is made pursuant to Section 5.4.8, Buyer and Seller agree that the Purchase Price and the liabilities of VNG (plus other relevant items) will be allocated to the assets of VNG for federal income tax purposes in accordance with the Final Allocation. Buyer shall deliver to Seller at Closing a preliminary allocation of the Purchase Price and liabilities (plus other relevant items) among the assets of VNG, and, as soon as possible following the Closing (but in any event within 90 days following the completion of the adjustments to the Purchase Price contemplated by Section 2.1.3), Buyer shall prepare and deliver to Seller a final allocation of the Purchase Price and liabilities (plus other relevant items), reflecting all adjustments to the

Purchase Price contemplated by Section 2.1.3, among the assets of VNG (the "Allocation"). The Allocation shall be consistent with Section 1060 of the Code and the Treasury Regulations thereunder. Seller hereby agrees to accept Buyer's Allocation unless Seller determines that such Allocation was not prepared in accordance with Section 1060 of the Code and the regulations thereunder ("Applicable Law"). If Seller so determines, Seller shall within 20 days thereafter propose any changes necessary to cause the Allocation to be prepared in accordance with Applicable Law. Within 10 days following delivery of such proposed changes, Buyer shall provide Seller with a statement of any objections to such proposed changes, together with a reasonably detailed explanation of the reasons therefor. If Buyer and Seller are unable to resolve any disputed objections within 10 days thereafter, such objections shall be referred to a "Big 5" accounting firm mutually agreeable to them (other than Seller's Auditors and Buyer's Auditors) or if such accounting firm cannot or refuses to serve in such capacity, a mutually acceptable firm of independent public accountants of recognized standing, whose review shall be limited to whether Buyer's Allocation of such disputed items regarding the Allocation was prepared in accordance with Applicable Law. Such accounting firm shall be instructed to deliver to Seller and Buyer a written determination of the proper allocation of such disputed items within 20 days. Such determination shall be conclusive and binding upon the parties hereto for all purposes, and the Allocation shall be so adjusted (the Allocation, including the adjustment, if any, to be referred to as the "Final Allocation"). Seller and Buyer shall share fees and disbursements of the accounting firm attributable to the Allocation equally. Each of Seller and Buyer agrees to timely file Internal Revenue Service Form 8594, and all federal, state, local and foreign Tax Returns (including amended returns and claims for refund) in a manner consistent with the Final

Allocation. Each of Buyer and Seller agrees to promptly provide the other with any additional information and reasonable assistance required to complete Form 8594, or compute Taxes arising in connection with (or otherwise affected by) the transactions contemplated hereunder. Each of Seller and Buyer shall timely notify the other, and each shall timely provide the other with reasonable assistance in the event of an examination, audit or other proceeding regarding the Final Allocation.

                                   ARTICLE 3
                REPRESENTATIONS AND WARRANTIES OF SELLER AND DRI

     Seller hereby represents and warrants to Buyer and, with respect to Sections 3.1.2 and 3.2.2 only, DRI hereby represents and warrants to Buyer, as follows:

     Section 3.1 Organization and Corporate Power.

     3.1.1 Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to own the VNG Stock, to execute, deliver and perform this Agreement, and to perform all of the transactions contemplated hereby.

     3.1.2 DRI is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and has full corporate power and authority to execute, deliver and perform this Agreement, and to perform all of the transactions contemplated hereby to be performed by it.

     Section 3.2 Authorization; Validity.

     3.2.1 The execution, delivery and performance by Seller of this Agreement and the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller and constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect relating to creditors' rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

     3.2.2 The execution, delivery and performance by DRI of this Agreement and the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of DRI. This Agreement has been duly executed and delivered by DRI and constitutes the valid and binding obligation of DRI, enforceable against DRI in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect relating to creditors' rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

     Section 3.3 Organization, Qualification and Corporate Power of VNG. VNG is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia, and is duly licensed or qualified to transact business as a foreign corporation in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification. VNG has full corporate power and authority to own, lease or otherwise hold its properties and assets and to carry on its business as now conducted. Except as set forth on Schedule 3.3, VNG does not own any equity interest in any other entity, excluding de minimis interests received as a result of bankruptcy proceedings.

     Section 3.4 No Conflict. The execution, delivery and performance by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby will not (i) violate, conflict with or result in a breach of any provisions of the certificate or articles of incorporation, by-laws or articles of organization of Seller or VNG, (ii) violate any material law or regulation applicable to Seller or VNG, or any order of any court or governmental agency or authority having jurisdiction over Seller or VNG, (iii) except as set forth in Schedule 3.4, violate or conflict with, or constitute (with due notice or lapse of time or both) a default under, any Material
Contract  or  (iv)  result  in  the  creation  or  imposition  of  any  Material
Encumbrance.

     Section 3.5 Capital Stock.

     3.5.1 Seller owns of record and beneficially good and valid title to all of the authorized, issued and outstanding capital stock of VNG, consisting of 5,273 shares of Common Stock. There are (i) no authorized or outstanding subscriptions, warrants, options, convertible securities or other similar securities or rights (contingent or otherwise) to purchase or otherwise acquire from VNG or Seller any equity interests of or in VNG, (ii) no commitments on the part of VNG or Seller to issue shares, subscriptions, warrants, options, convertible securities, partnership interests or other similar securities or rights with respect to the equity securities of VNG, and (iii) no equity securities of VNG reserved for issuance for any such purpose. Neither Seller nor VNG has any obligation (contingent or other) to purchase, redeem or otherwise acquire or sell any equity securities of VNG. Except for this Agreement, there is no lien, restriction, claim, charge, option, voting trust or agreement, stockholders agreement, pledge agreement, buy-sell agreement, right of first refusal, preemptive right, proxy, or encumbrance on or relating to any equity securities of VNG. None of the shares of VNG Stock have been issued in violation of the preemptive rights of any Person or of any applicable securities law.

     3.5.2 All shares of VNG Stock have been and at the Closing will be duly authorized, validly issued, fully paid and nonassessable. Upon the conveyance and transfer of the VNG Stock to Buyer, Buyer shall receive good and valid title thereto, free and clear of all liens, claims, equities, charges, options, rights of first refusal, encumbrances, or other restrictions and with no defects of title.

     Section 3.6 Financial Statements. Seller has delivered to Buyer an audited balance sheet of VNG at December 31, 1998 and 1999 and related audited statements of income and cash flows of VNG for the years then ended (such statements, together with the related notes thereto, collectively, the
"Financial Statements"). The Financial Statements have been prepared in accordance with U.S. GAAP consistently applied, and fairly present in all material respects the financial condition of VNG as of the dates thereof and the results of operations for the periods covered thereby. VNG has no liability or obligation (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, is material to VNG, other than (i) liabilities reflected (but only to the extent so reflected) or reserved (but only to the extent so reserved) against in the Financial Statements, (ii) liabilities or obligations that have arisen since December 31, 1999 in the ordinary course of business, none of which, individually or in the aggregate, would, or would reasonably be expected to, have a Material Adverse Effect or (iii) liabilities or obligations disclosed in Schedule 3.6.

     Section 3.7 Compliance with Law; Proceedings.

     3.7.1 Except as set forth on Schedule 3.7, VNG is in compliance with all laws, rules, regulations, licenses, permits and orders applicable to it and its business (other than labor laws, which are addressed in Section 3.12, and Environmental Laws, which are addressed in Section 3.18), except for such non-compliance as would not, or would not reasonably be expected to, have a Material Adverse Effect. Except as set forth on Schedule 3.7, VNG has all permits, licenses, franchises and other governmental authorizations (collectively, "Permits") necessary to own, lease or otherwise hold its properties and assets and to conduct its business as currently conducted, except where the failure to obtain the same would not, or would not reasonably be expected to, have a Material Adverse Effect. Except as set forth on Schedule 3.7, and except as would not have, or would not reasonably be expected to have, a Material Adverse Effect, (i) each Permit is in full force and effect in accordance with its terms, (ii) there is no outstanding written notice, nor to Seller's Knowledge, any other notice of revocation, cancellation or termination of any Permit, and (iii) there are no proceedings pending or, to Seller's Knowledge, threatened that seek the revocation, cancellation or termination of any Permit.

     3.7.2 Except as set forth on Schedule 3.7, (i) each franchise is in full force and effect in accordance with its terms, (ii) there is no outstanding written notice, nor to Seller's Knowledge, any other notice, of revocation, cancellation or termination of any franchise, (iii) there are no liabilities of VNG under any existing or expired franchise which have not been fully satisfied, and (iv) there are no proceedings pending or, to Seller's Knowledge, threatened that seek the revocation, cancellation or termination of any franchise.

     3.7.3 There are no (i) actions, suits, claims or proceedings (including, but not limited to, any arbitration proceedings) pending or, to Seller's Knowledge, threatened, or (ii) investigations which, to Seller's Knowledge, are pending or threatened, against VNG, at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign which would, or would reasonably be expected to, have a Material Adverse Effect or which seek specifically to prevent, restrict or delay the consummation of the transactions contemplated hereby or the fulfillment of the conditions of this Agreement. VNG is not in default with respect to any order, writ, injunction or decree known to or served upon VNG of any court or of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, except for defaults which would not, or would not reasonably be expected to, have a Material Adverse Effect.

     3.7.4 Except as set forth on Schedule 3.7, there are no rate proceedings filed, pending or on appeal with or from the Virginia State Corporation Commission or any other governmental authority having rate setting or approval authority over VNG.

     Section 3.8 Tax Matters.

     3.8.1 There have been properly completed and filed on a timely basis and in substantially correct form all Tax Returns required to be filed by VNG on or prior to the date hereof. As of the time of filing, the foregoing Tax Returns were true, correct, and complete in all material respects. Except as set forth in Schedule 3.8, VNG is not currently the beneficiary of any extension of time within which to file any Tax Return.

     3.8.2 With respect to all amounts in respect of Taxes imposed on VNG for any taxable periods or portions of periods ending on or before the Closing Date,
(i) all applicable Tax laws have been complied with, except for such non-compliance as would not, or would not reasonably be expected to, have a Material Adverse Effect, and (ii) all material amounts required to be paid to taxing authorities or others on or before the date hereof have been paid, except such Taxes, if any, as set forth in Schedule 3.8 that are being contested in good faith.

     3.8.3 Schedule 3.8 lists all federal, state, local, and foreign Tax Returns filed with respect to VNG for taxable periods ended on or after December 31, 1997, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. Seller has delivered to Buyer true, correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by VNG (or portions of such Tax Returns, reports and statements that relate to VNG) since December 31, 1997. Except as set forth in Schedule 3.8, no material adjustments to the Tax liability of VNG have been proposed (and are currently pending) by any taxing authority in connection with any such Tax Return. All deficiencies asserted or assessments made as a result of any examinations have been fully paid, or are fully reflected as a liability in the financial statements of VNG, or are being contested in good faith and are described in Schedule 3.8.

     3.8.4 There are no liens for Taxes (other than for current Taxes not yet due and payable) on any of the assets of VNG.

     3.8.5 The unpaid Taxes of VNG (i) did not, as of the most recent fiscal month end, exceed the reserve for Tax liability (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent balance sheet (other than in any notes thereto) and (ii) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of VNG in filing its Tax Returns.

     3.8.6 VNG has not filed a consent under Code ss. 341(f) concerning collapsible corporations. VNG has not made any payments, is not obligated to make any payments, nor is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code ss. 280G. VNG has not been a United States real property holding corporation within the meaning of Code ss. 897(c)(2) during the applicable period specified in Code ss. 897(c)(1)(A)(ii). VNG has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code ss. 6662. VNG (i) has not been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Common Parent) or (ii) has no material liability for the Taxes of any Person (other than VNG) as a transferee or successor, or by contract.

     Section 3.9 Material Contracts. The Contracts listed in Schedule 3.9 include all of the Material Contracts; provided, however, that no Contract shall be deemed a Material Contract solely by reason of the fact that it is listed on
Schedule 3.9. Seller has provided to Buyer true, correct and complete copies of all contracts listed on Schedule 3.9. Except as otherwise set forth in Schedule 3.9, (i) each Material Contract is valid, binding and in full force and effect, and is enforceable by VNG in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect relating to creditors' rights generally, and general equitable principles (whether considered in a proceeding in equity or at law), (ii) VNG has performed the material obligations required to be performed by it to date under each Material Contract, and (iii) to the Knowledge of Seller, there has not occurred any material default by any other party under any Material Contract nor any event that with or without the giving of notice or lapse or time, or both, would constitute a material default under any Material Contract.

     Section 3.10 Consents and Approvals. Except as set forth in Schedule 3.10, no registration or filing with, or consent or approval of or other action by, any Federal, state or other governmental agency or instrumentality or any other Person is or will be necessary for the valid execution, delivery and performance by Seller of this Agreement or the consummation of the transactions contemplated hereby, other than filings required pursuant to the HSR Act.

     Section 3.11 Brokers. Neither Seller nor any Subsidiary or Affiliate thereof has any contract, arrangement or understanding with any investment banking firm, broker or finder with respect to the transactions contemplated by this Agreement, except for Merrill Lynch, whose fees shall be borne by Seller.

     Section 3.12 Labor Matters. Seller has delivered to Buyer a true and correct copy of the collective bargaining agreement dated May 16, 1997 between VNG and the Virginia Natural Gas Employees of Local 50 of the International
Brotherhood of Electrical Workers (together with any amendments thereto, the "Collective Bargaining Agreement"). The Collective Bargaining Agreement constitutes the only collective bargaining agreement to which VNG is a party or is subject. VNG (i) is in compliance with all applicable laws regarding employment and employment practices, terms and conditions of employment, and wages and hours, (ii) has not received written notice of any unfair labor practice complaint against it pending before the

National Labor Relations Board; (iii) has no arbitration proceeding pending against it that arises out of or under any collective bargaining agreement which relates to the business or operations of VNG, and (iv) is not currently experiencing, and has received no current threat of, any work stoppage, in each case of (i) through (iv), except as would not, or would not reasonably be expected to, have a Material Adverse Effect.

     Section 3.13 ERISA.

     3.13.1 Schedule 3.13 lists all Employee Plans. Neither VNG nor any of its ERISA Affiliates has made any commitment to establish any new Employee Plan or to modify any Employee Plan, nor has any intention to do so been communicated to any VNG Employee. Seller has provided Buyer with true, correct and complete copies of all plan documents and other documents relating to the Employee Plans. Since such documents have been supplied, no amendments to any Employee Plan have been adopted, and no such amendments will be adopted or made prior to the Closing except to the extent Buyer consents to such amendment or modification.

     3.13.2 All Employee Plans subject to ERISA and the Code comply with ERISA and the Code in all material respects.

     3.13.3 Except as set forth in Schedule 3.13, all Employee Plans intended to be qualified under Section 401 of the Code have received favorable determination letters with respect to such qualified status from the Internal Revenue Service. The determination letter for each such Employee Plan remains in effect, and, to the Knowledge of Seller, any amendment made or event relating to such an Employee Plan subsequent to the date of such determination letter has not adversely affected the qualified status of the Employee Plan. No issue concerning qualification of any Employee Plan is pending before or threatened by the Internal Revenue Service.

     3.13.4 Except as set forth on Schedule 3.13, no Employee Plan that is subject to Title IV of ERISA (a "Title IV Plan") has incurred an accumulated funding deficiency, whether or not waived, within the meaning of Section 412 of the Code or Section 302 of ERISA, and no condition exists which would be expected to result in an accumulated funding deficiency as of the last day of the current plan year of any Title IV Plan. The Pension Benefit Guaranty Corporation ("PBGC") has not instituted proceedings to terminate any Title IV Plan, and no other event or condition has occurred which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such Title IV Plan. Neither VNG nor any ERISA Affiliate has withdrawn from a Title IV Plan during a plan year in which it was a "substantial employer" (within the meaning of Section 4001(a)(2) of ERISA), or filed a notice of intent to terminate any Title IV Plan or adopted any amendment to treat any such plan as terminated. No notice of a reportable event (within the meaning of ERISA Section 4043(b)) has been filed with the PBGC by the plan administrator of any Title IV Plan, nor has any reportable event occurred for which such a notice is required to be filed with the PBGC. All required premium payments to the PBGC for each Title IV Plan has been paid when due.

     3.13.5 No Employee Plan is a Multiemployer Plan.

     3.13.6 None of the Employee Plans has engaged in or been a party to a transaction that is prohibited under Section 4975 of the Code or Section 406 of ERISA and which is not exempt under Section 4975 of the Code or Section 408 of ERISA, respectively.

     3.13.7 Except for individuals listed in Schedule 5.8.1, no VNG Employee shall accrue or receive additional benefits, service or accelerated rights to payment of benefits under any Employee Plan or become entitled to severance, termination allowance or similar payments as a result of the transactions contemplated by this Agreement.

     3.13.8 Other than claims for benefits in the ordinary course, there is no claim pending, or, to Seller's Knowledge, threatened, with respect to any Employee Plan or any fiduciary (as defined under ERISA) under any Employee Plan.

     3.13.9 VNG and its ERISA Affiliates have made full and timely payment of all amounts required to be contributed under the terms of each Employee Plan.

     3.13.10 The voluntary employee benefit association (VEBA) sponsored by VNG has been funded in accordance with any applicable regulatory requirements set forth by the Virginia State Corporation Commission.

     3.13.11 Schedule 3.13 sets forth the pay scale for all existing VNG Employees, and lists the number of VNG Employees in the positions denoted on
Schedule 3.13.

     Section 3.14 Events Subsequent to December 31, 1999. Except as set forth in
Schedule 3.14 or as specifically and expressly identified and provided for by this Agreement to occur prior to the Closing Date (or consented to or approved by Buyer in writing prior to the Closing Date), since December 31, 1999, VNG has not:

     (i) incurred any indebtedness for borrowed money (not including accounts payable and trade payables incurred in the ordinary course of business) other than in the ordinary course consistent with past practice, indebtedness to Affiliates which will be repaid prior to Closing, and indebtedness incurred in accordance with the express terms of any Material Contract;

     (ii) acquired or disposed of, in either case in any manner, any material assets or properties, other than acquisitions and dispositions in the ordinary course of business, dispositions of obsolete or surplus assets, acquisitions and dispositions in connection with the normal repair and/or replacement of assets or properties, or property losses covered by insurance, or acquisitions or dispositions in accordance with the express terms of any Material Contract;

     (iii) amended its Certificate of Incorporation, By-laws or governing documents;

     (iv) failed to pay and discharge on a timely basis consistent with past practices any material liabilities which constitute current liabilities under U.S. GAAP consistently applied, except for liabilities not yet due or liabilities which are subject to good faith contest for which appropriate reserves have been established;

     (v) cancelled any material indebtedness owed to VNG or waived any rights of substantial value to VNG;

     (vi) declared or paid any dividend or distribution in respect of the VNG Stock;

     (vii) granted any general increase in the compensation or benefits of any VNG Employees other than normal merit or promotional increases in the normal course of business or as required pursuant to existing contracts (including collective bargaining agreements);

     (viii)  suffered  any  damage  or  destruction   materially  and  adversely
affecting the assets or business of VNG taken as a whole;

     (ix) made any change in any material method, practice, or principle of financial or tax accounting;

     (x) entered into any agreement or commitment to take any of the actions described in Sections 3.14 (i) to 3.14 (ix); or

     (xi) from December 31, 1999 to the date of this Agreement, suffered a Material Adverse Effect.

     Section 3.15 Title to Properties. VNG has good and valid title to the material properties and assets reflected on the December 31, 1999 balance sheet included in the Financial Statements or thereafter acquired (other than material properties and assets disposed of in the ordinary course of business since such date and dispositions that would not result in a breach of the representations set forth in Section 3.14), free and clear of any Material Encumbrances, except for: (i) Liens and encumbrances set forth in Schedule 3.15; (ii) Liens for current taxes not yet due and payable or being contested in good faith through appropriate proceedings, Liens which do not materially adversely affect the use or value for the purpose of VNG's business of the property they encumber, Liens to lenders incurred on deposits made in the ordinary course of business in connection with maintaining bank accounts, Liens in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, governmental permits, licenses and approvals, performance and return-of-money bonds and other similar obligations, and (iii) materialmen's, warehousemen's and mechanics Liens and other Liens arising by operation of law in the ordinary course of business for sums not yet due. The Liens described in the foregoing clauses (i), (ii) and (iii) are collectively referred to as "Permitted Liens". VNG currently owns, leases or otherwise has a right to use all of the property necessary for the conduct of its business as currently conducted except for such property the absence of which would not, or would not reasonably be expected to, have a Material Adverse Effect.

     Section 3.16 Insurance. Schedule 3.16 lists the insurance policies maintained by or on behalf of VNG. Seller has delivered to Buyer true, correct and complete copies of all such insurance policies. Except as set forth in
Schedule 3.16, VNG holds, or is beneficiary of, valid policies of insurance of such types and in such amounts as is customary for companies similarly situated. Such policies are in full force and effect, and VNG has received no written notice of any pending or threatened termination of such policies.

     Section 3.17 Transactions with Certain Persons. Except for liabilities and obligations arising out of their employment relationship with VNG and its Affiliates, and except as set forth in Schedules 3.9 or 3.13, VNG has no outstanding liabilities or obligations owing to or from any officer, director, employee or stockholder of VNG (other than Seller or its Affiliates, which liabilities will be satisfied as of the Closing) nor any member of any such person's immediate family.

     Section 3.18 Compliance With Environmental Laws.

     3.18.1 Except as set forth in Schedule 3.18.1, (i) VNG is in material compliance with applicable Environmental Laws, (ii) VNG has no material liability under applicable Environmental Laws, and (iii) Hazardous Substances have not been Released by Seller, VNG or their Affiliates at any properties owned and/or operated currently or formerly by Seller, VNG or their Affiliates, which would, or would reasonably be expected to, result in a material Loss. Except as set forth in Schedule 3.18.1, (A) no written notice of any material violation of Environmental Laws relating to the operations or properties of VNG has been received by, and is pending against VNG, and (B) there are no writs, injunctions, decrees, orders or judgments outstanding, or any actions, suits, claims, proceedings or investigations pending or, to the Knowledge of Seller or VNG, threatened, relating to material non-compliance by VNG with or liability of VNG under the applicable Environmental Laws. Except for documents, environmental studies and assessments related to the Manufactured Gas Facilities, Seller has provided to Buyer true, correct and complete copies of (1) all material documents related to the items listed on Schedule 3.18.1 within the possession or control of Seller, VNG, or their Affiliates and (2) summaries of all environmental studies and assessments of VNG and its properties prepared since 1995 within the possession or control of Seller, VNG or their Affiliates.

     3.18.2 Except as set forth on Schedule 3.18.2 and as described in items (a) through (d) of the definition of Manufactured Gas Facilities, neither VNG nor its predecessors have owned or operated any facility or property which was used as a manufactured gas plant. All manufactured gas plants of VNG and its predecessors and sites to which Hazardous Substances or other wastes from such manufactured gas plants are known to have been sent by Seller, VNG or their Affiliates for storage, treatment or disposal are listed in Schedule 3.18.2.

     Section 3.19 Intellectual Property. Schedule 3.19 is a complete list of all material patents, patent applications, trademarks, service marks, tradenames, copyrights, material proprietary software, inventions and other proprietary items owned or used by VNG in the conduct of its business (such intellectual property owned by VNG, the "VNG Intellectual Property", and collectively with all intellectual property used by VNG, the "Intellectual Property"). Except as set forth on Schedule 3.19, VNG owns, possesses or has the right to exploit, free of any obligation to make any material payment (whether of a royalty, license fee, compensation or otherwise), the Intellectual Property, all of which are the only Intellectual Property which are necessary to the conduct of VNG's business, other than such Intellectual Property the absence of which would not have a Material Adverse Effect. To the Knowledge of the Seller, VNG's ownership, possession or other use or exploitation of any of the Intellectual Property does not conflict with the rights of any Person. VNG has used its reasonable efforts to protect the VNG Intellectual Property. To the Knowledge of Seller, other than as set forth on
Schedule 3.19, (i) no Person other than VNG owns or has any other right in or to, or has claimed any ownership or other right in or to, any VNG Intellectual Property which is material to VNG's business as currently conducted and (ii) no Person is infringing upon any VNG Intellectual Property material to VNG's business as currently conducted.

     Section 3.20 Disclosure. Neither this Agreement (including the Schedules) nor any documents, certificates or other items delivered to Buyer by or on behalf of Seller or VNG in accordance with this Agreement contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading.

                                   ARTICLE 4
                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants to Seller as follows:

     Section 4.1 Organization and Corporate Power. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Georgia. Buyer has full corporate power and authority to execute, deliver and perform this Agreement.

     Section 4.2 Authorization of Agreement; Validity. The execution, delivery and performance by Buyer of this Agreement have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

     Section 4.3 No Conflict. The execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby will not (i) violate the certificate of incorporation, by-laws, articles of organization, partnership agreement, formation agreement or other similar organizational documents of Buyer, (ii) violate any material law or regulation applicable to Buyer, or any order of any court or governmental agency or authority having jurisdiction over Buyer, or (iii) violate or conflict with, or constitute (with due notice or lapse of time or both) a default or result in acceleration under, any material note, bond, mortgage, indenture, license, lease, contract, agreement or other instrument or obligation by which Buyer or any of its assets is bound.

     Section 4.4 Consents and Approvals. Except as set forth in Schedule 4.4, no registration or filing with, or consent or approval of or other action by, any Federal, state or other governmental agency or instrumentality or any other Person is or will be necessary for the valid execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby, other than filings required pursuant to the HSR Act.

     Section 4.5 Brokers. Neither Buyer nor any Subsidiary or Affiliate of Buyer has any contract, arrangement or understanding with any investment banking firm, broker, finder or similar agent with respect to the transactions contemplated by this Agreement, except for Morgan Stanley Dean Witter, whose fees shall be borne by Buyer.

     Section 4.6 Availability of Funds. At the Closing, Buyer will have sufficient funds to pay the Purchase Price and to consummate the transactions contemplated hereby.

     Section 4.7 Investment. Buyer is acquiring the VNG Stock for investment and not with a view to its sale or distribution other than in a sale or distribution which is registered under applicable securities laws or is exempt from such registration.

     Section 4.8 Litigation. Except as set forth in Schedule 4.8, there are no actions, suits, claims, investigations or proceedings (legal, administrative or arbitrative) pending or, to the Knowledge of Buyer, threatened against Buyer, whether at law or in equity and whether civil or criminal in nature, before any federal, state, municipal, foreign country's or other court, arbitrator, governmental department, commission, agency or instrumentality, nor are there any judgments, decrees or orders of any such court, arbitrator, governmental department, commission, agency or instrumentality outstanding against Buyer, which have or if, adversely determined, would, or would reasonably be expected to, have a material adverse effect on Buyer's assets or its business, taken as a whole, or which seek specifically to prevent, restrict or delay the consummation of the transactions contemplated hereby or the fulfillment of any of the conditions of this Agreement.

                                   ARTICLE 5
                          ACCESS; ADDITIONAL AGREEMENTS

     Section 5.1 Access to Information; Continuing Disclosure.

     5.1.1 Seller agrees that from the date hereof until the Closing Date, and subject to the terms of the Confidentiality Agreement, upon reasonable notice from Buyer, Seller shall cause VNG to provide to Buyer reasonable access, at reasonable times during normal business hours, to the employees, properties, books and records of VNG and shall promptly furnish to Buyer, or cause VNG to furnish to Buyer, information as Buyer may reasonably request; provided, that such access shall be afforded to Buyer only in such manner so as not to unreasonably disturb or interfere with the normal operations of VNG. Seller and VNG shall not be required to take any action that would constitute a waiver of the attorney-client privilege. Seller and VNG need not supply to Buyer any information that Seller or VNG are under a legal obligation not to supply, but shall inform Buyer of such legal obligation. At regular intervals prior to the Closing Date, or at such other times as Buyer or its representatives shall reasonably request, Seller shall consult with Buyer regarding the conduct of the business of VNG. All information furnished by or on behalf of Seller or VNG hereunder shall be subject to the terms of the Confidentiality Agreement dated February 2, 2000 between Seller and Buyer (the "Confidentiality Agreement").

     5.1.2 Seller agrees that after the Closing Date, and subject to the terms of a commercially reasonable confidentiality agreement, upon reasonable notice from Buyer, Seller shall provide to Buyer and VNG reasonable access, at reasonable times during normal business hours, to documents, environmental studies and assessments related to the Manufactured Gas Facilities within the possession or control of Seller or its Affiliates; provided, that such access shall be afforded to Buyer and VNG only in such manner so as not to unreasonably disturb or interfere with the normal operations of Seller and in the event that (i) Buyer or VNG receives an inquiry from a governmental authority or otherwise needs access in order to comply with applicable law, (ii) a third party asserts a claim against Buyer or VNG relating in any way to the Manufactured Gas Facilities, or (iii) Buyer or VNG provides written notice to Seller specifying any other reason for which Buyer or VNG requests access, in which event access will be provided upon Seller's consent (not to be unreasonably withheld). Seller shall not be required to take any action that would constitute a waiver of the attorney-client privilege. Seller need not supply to Buyer and VNG any information that Seller is under a legal obligation not to supply, but shall inform Buyer and VNG of such legal obligation. All information furnished by or on behalf of Seller or VNG hereunder shall be subject to the terms of a commercially reasonable confidentiality agreement.

     Section 5.2 Regulatory Approvals.

     5.2.1 Buyer and Seller will as promptly as practical, but in no event later than 30 days following the execution and delivery of this Agreement, each file with the United States Federal Trade Commission (the "FTC") and the United States Department of Justice (the "DOJ") the Notification and Report Form under the HSR Act, if any, required in connection with the transactions contemplated hereby and as promptly as practicable supply any additional information, if any, requested in connection herewith pursuant to the HSR Act. Any such Notification and Report Form and additional information, if any, submitted to the FTC or the

DOJ shall be in substantial compliance with the requirements of the HSR Act. Each of Buyer and Seller shall furnish to the other such information and assistance as the other may reasonably request in connection with its preparation of any filing or submission which is necessary under the HSR Act. Each of Buyer and Seller shall keep the other apprised in a prompt manner of the status and substance of any communications with, and inquiries or requests for additional information from, the FTC and the DOJ and shall comply promptly with any such inquiry or request. Each of Buyer and Seller will use its reasonable efforts to obtain the termination or expiration of any applicable waiting period required under the HSR Act for the consummation of the transactions contemplated hereby. The cost of all filing fees under the HSR Act shall be borne by Buyer.

     5.2.2 Each of Buyer and Seller shall as promptly as practical, but in no event later than forty-five days following the execution and delivery of this Agreement, submit to the appropriate agency/ies or third party/ies all declarations, filings and registrations required of it and listed on Schedules
3.10 and 4.4. With respect to any such filings, Buyer and Seller shall cooperate to share and develop information necessary for such filing(s) and drafts of such filing(s) within 20 days following execution and delivery of this Agreement and shall give each other reasonable opportunity to comment on and to revise such draft filing(s) before such filing(s) are made.

     Section 5.3 Further Assurances. From time to time from the date hereof until the Closing Date, as and when requested by any party hereto, the requested party shall use reasonable efforts to execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as reasonably necessary to consummate the transactions contemplated by this Agreement, including, without limitation, such actions as are reasonably necessary in connection with obtaining any third party consent identified on Schedules 3.10 or 4.4 or any regulatory filings as any party may undertake in connection herewith; provided, however, neither party shall be required to incur any material economic burden or instigate litigation in order to obtain any such third party consent. After the date hereof and prior to Closing, if requested by Buyer, each of Buyer, Seller and VNG agree cooperatively to commence and diligently pursue efforts to reinstate the expired Permits listed in Schedule 3.7; provided, however, neither Seller nor VNG shall be obligated to agree to incur any economic burden or ongoing obligations (other than those contained in the expired Permits) in order to obtain such reinstatement.

     Section 5.4 Certain Tax Matters.

     5.4.1 Any tax sharing agreement between Seller, or any Affiliate of Seller, and VNG will be terminated as of the Closing Date and will have no further effect for any taxable year (whether the current year, a future year, or a past year).

     5.4.2 Seller and DRI agree to jointly and severally indemnify Buyer from and against the entirety of any Adverse Consequences Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any liability of VNG for Taxes of any Person other than VNG for any periods prior to the Closing Date (a) under Reg. ss. 1.1502-6 (or any similar provision of state, local or foreign law), (b) as a transferee or successor, (c) by contract, or (d) otherwise.

     5.4.3 Common Parent will include the income of VNG (including any deferred income triggered into income by Reg. ss. 1.1502-13) on Common Parent's consolidated federal income Tax Returns for all periods through the Closing Date and shall pay any income Taxes attributable to such income. VNG will furnish Tax information to Common Parent for inclusion in the Common Parent's federal consolidated income Tax Return for the period which includes the Closing Date in accordance with VNG's past custom and practice. Seller will allow Buyer an opportunity to review and comment upon such Tax Returns (including any amended returns) to the extent that they relate to VNG. Except as may be required by law, Seller will take no position on such returns that relate to VNG that would adversely affect VNG after the Closing Date, except that Seller may take positions consistent with past practices. The income of VNG will be apportioned to the period up to and including the Closing Date and the period after the Closing Date by closing the books of VNG as of the end of the Closing Date.

     5.4.4 Common Parent will give notice to VNG of any audit and allow VNG and its counsel to participate at its own expense in any audits of Common Parent's consolidated federal income Tax Returns to the extent that such returns relate to VNG. Common Parent will not settle any such audit in a manner which would adversely affect VNG after the Closing Date without the prior written consent of Buyer, which consent shall not unreasonably be withheld.

     5.4.5 (i) To the extent permitted by law, Buyer shall cause VNG to carry forward any net operating losses, net capital losses, tax credits, or other tax attributes attributable to periods after the Closing. To the extent that applicable law requires VNG to carry back any such Tax attribute to a period before the Closing, Common Parent shall cooperate with Buyer in the filing of any Tax Returns necessary to effect such carryback and shall promptly upon receipt pay to Buyer any Tax refund resulting from such carryback. Buyer agrees to indemnify Seller for any Taxes resulting from the disallowance of such postacquisition Tax attribute on audit or otherwise. Seller may elect to reimburse Buyer for any refund that would have resulted from any carryback in lieu of amending any Tax Return or filing any refund claims provided in this Section 5.4.5.

     (ii) Except as provided in subsection (i) of this Section 5.4.5, Common Parent shall be entitled to all overpayments in respect of (A) any Tax Return filed by or for VNG or any group of corporations that includes VNG for periods ending on or before the Closing Date and (B) any Tax Return filed on a consolidated, combined or unitary basis for a group that includes VNG for a period that begins on or before the Closing Date and that ends after the Closing Date. VNG shall be entitled to all refunds in respect of any Tax Return filed by it on a separate company basis for a period that begins on or before the Closing Date and that ends after the Closing Date, except that Common Parent shall be entitled to any excess of (1) estimated tax or other payments made on or before the Closing Date with respect to any such Tax Return over (2) the tax liability that would have been due for the portion of the period covered by such Tax Return up to and including the Closing Date, determined as if the books of VNG were closed as of the end of the Closing Date.

     5.4.6 Common Parent will not elect to retain any net operating loss carryovers or capital loss carryovers of VNG under Reg.ss.1.1502-20(g).

     5.4.7 All stamp, documentary, recording, transfer and sales and use taxes incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by Buyer, and Buyer at its own expense shall file, to the extent required by applicable law, all necessary Tax Returns and other documentation with respect to all such transfer or sales and use taxes. If required by applicable law, Seller shall join the execution of any such Tax Returns or other documentation.

     5.4.8 At DRI's option, as the common parent of the consolidated group which includes VNG, DRI will join with Buyer in making an election under Section 338(h)(l0) of the Code (and any corresponding elections under state, local, or foreign tax law) (collectively a "Section 338(h)(10) Election") with respect to the purchase and sale of the VNG Stock hereunder. At the earliest time deemed by DRI, in its sole discretion, to be practicable, but not later than the earliest of (i) June 1, 2001, (ii) the end of the fifth calendar month following the month in which the Closing shall occur, or (iii) the date on which DRI receives an unfavorable response from the Securities and Exchange Commission or the Internal Revenue Service which DRI determines in its sole discretion renders pursuit of its desired tax treatment futile (such date, being the "Determination Date"), DRI shall advise Buyer whether DRI will join Buyer in such request. DRI shall cooperate with Buyer with regard to the preparation of Internal Revenue Service Form 8023 in order that such Form 8023 can be filed in a timely manner, provided that such cooperation by DRI prior to DRI's assent to joining Buyer in making the Section 338(h)(10) Election shall not be construed as such assent. If DRI elects to join Buyer in making the Section 338(h)(10) Election, DRI will pay any Tax attributable to the making of the Section 338(h)(10) Election and will indemnify Buyer and VNG against any Adverse Consequences arising out of any failure to pay such Tax, and will pay any federal, state, local, or foreign Tax (and indemnify Buyer and VNG against any Adverse Consequences arising out of any failure to pay such Tax) attributable to an election under state, local or foreign law similar to the election available under Section 338(h) of the Code (or which results from the making of an election under Section

338(h) of the Code) with respect to the purchase and sale of the VNG Stock hereunder. In the event DRI shall not agree to join Buyer in making the Section 338(h)(10) Election on or before the Determination Date, Seller shall pay to Buyer, as an adjustment to the Purchase Price, the sum of $50,000,000 plus interest thereon from the Closing Date until the date such payment is made, at an annual rate equal to the 30-day LIBOR Rate plus 250 basis points. Seller shall pay the sum not later than 35 days after the Determination Date.

     Section 5.5 Conduct of Business of VNG. From the date hereof until the Closing, Seller will cause VNG to, and VNG covenants that it will, conduct its business only in the ordinary course and in a manner consistent with past practices, and use its best efforts to preserve its relationships with licensors, suppliers, dealers, customers and others having business relationships with VNG. From the date hereof until the Closing without written consent of Buyer (such consent not to be unreasonably withheld or delayed), Seller will not permit VNG to, and VNG will not:

     (i) sell or dispose of any of its material assets or properties, other than sales and dispositions in the ordinary course of business, sales or dispositions of obsolete or surplus assets, sales and dispositions in connection with the normal repair and/or replacement of assets or properties, or property losses covered by insurance, or sales or dispositions in accordance with the express terms of any Material Contract;

     (ii) mortgage, pledge or otherwise encumber any of its assets;

     (iii) amend in any material respect, terminate or assign any Contract listed in Schedule 3.9;

     (iv) incur any obligation or liability for borrowed money other than in the ordinary course of business, indebtedness to Affiliates which will be repaid prior to Closing, or indebtedness incurred in accordance with the express terms of a Material Contract;

     (v) make any individual capital expenditure of more than $100,000, or aggregate capital expenditures of more than $1,000,000, other than in the ordinary course of business, or to repair any damaged property or pursuant to VNG's existing capital expenditure program;

     (vi) merge or consolidate with, or acquire any or all of the capital stock or assets of any other Person;

     (vii) assume, guarantee, endorse or otherwise become responsible for the obligations of any other Person, or make loans or advances to any other Person, except in the ordinary course of business or pursuant to the Appliance Purchase and Computer Purchase Program;

     (viii) grant any individual or general increase in the compensation of any VNG Employees other than normal merit or promotional increases in the normal course of business or as required by an existing agreement; create any new Employee Plan to be sponsored by VNG; extend, modify or change in any material respect (except as may be required by applicable law) any Employee Plan sponsored by VNG or terminate any existing Employee Plan sponsored by VNG;

     (ix) enter into any Material Contract other than Material Contracts to be fully performed by December 31, 2000, Material Contracts terminable on not more than 90 days notice, or Material Contracts implementing another provision of this Section 5.5;

     (x) alter in any material way the manner in which it has regularly and customarily maintained its books of account and records;

     (xi) split, combine or otherwise change its capital stock, or redeem any of its capital stock;

     (xii) issue or sell any shares of its capital stock or any securities or obligations convertible into or exchangeable for, or giving any Person any right to acquire, any shares of its capital stock;

     (xiii) declare or pay any dividend or distribution in respect of VNG Stock;

     (xiv) amend its Articles of Incorporation or Bylaws;

     (xv) hire any new employees for positions at or above the "manager" level unless to replace an employee vacancy (including the replacement of Edward R. Hallisey);

     (xvi) waive or release any material right or claim, other than pursuant to a settlement without ongoing obligations applicable to VNG or Buyer with respect to (A) item 1 disclosed in Schedule 3.7 or (B) the item disclosed in Schedule 3.8; or

     (xvii) enter into an agreement to do any of the things described in clauses
(i) through (xvi) above.

     Section 5.6 Notice of Changes. Between the date of this Agreement and the Closing, each party will promptly advise the other in writing with respect to any matter arising after execution of this Agreement of which that party obtains knowledge and which, if existing or occurring at the date of this Agreement and not set forth in this Agreement, including any of the Schedules, would have constituted a breach of a representation or warranty of such party contained herein. Subject to the condition set forth in Section 6.2, Seller, by written notice to Buyer, may unilaterally amend the Schedules to this Agreement prior to the Closing Date either (i) to add items resulting solely from events beyond the reasonable control of Seller or VNG and occurring between the date of this Agreement and the Closing Date (it being understood that any amendment pursuant to this clause
(i) shall be treated as if it did not appear in such  Schedule  for  purposes of
Section 6.2 or Section 9.1(iv)), or (ii) to reflect Buyer's hiring decisions pursuant to Section 5.8.1.

     Section 5.7 Director and Officer Indemnification and Insurance.

     5.7.1 Buyer shall cause VNG to keep in effect provisions in its articles of incorporation and bylaws with respect to indemnification and director and officer exculpation from liability identical to such provisions contained in the articles of incorporation and bylaws of VNG on the date hereof, which provisions shall not be amended, repealed, or otherwise modified for a period of six years from the Closing Date in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Closing Date were directors or officers of VNG in respect of actions or omissions at or prior to the Closing Date (excluding the transactions contemplated by this Agreement), except as required by applicable law or except to make changes permitted by law that would not materially diminish such directors' and officers' right of indemnification.

     5.7.2 For a period of six years after the Closing Date, provided VNG is able to obtain coverage under existing policies pursuant to Section 5.11.3 and such insurance is available at commercially reasonable rates, Buyer shall cause to be maintained in effect the officers' and directors' liability insurance maintained by VNG immediately prior to the Closing (provided that Buyer may substitute therefor policies of at least the same coverage and amounts containing terms and conditions that are not materially less advantageous than such existing insurance) with respect to Claims arising from facts or events that occurred prior to the Closing Date.

     5.7.3 This Section 5.7 shall survive the Closing, is intended to benefit the officers and directors of VNG as described in subsections 5.7.1 and 5.7.2, and each of their respective heirs and personal representatives (each of which shall be entitled to enforce this Section 5.7 against Buyer as a third-party beneficiary of this Agreement), and shall be binding on all successors and assigns of Buyer.

     Section 5.8 Employee Matters.

     5.8.1 Certain Employees.

     (a) Related Company Employees. Schedule 5.8.1 lists those employees (including employees who are absent from work on account of vacation, disability, layoff, leave of absence or for any other reason on the Closing) of one or more Affiliates of VNG (including Seller) whom Seller deems to be principally associated with the assets or operations of VNG. At least 30 days prior to Closing, Buyer shall notify Seller of those employees listed on
Schedule 5.8.1 to whom Buyer elects to offer employment with VNG. If Buyer fails to so notify Seller, Buyer shall be deemed to have elected not to offer employment to any employee listed on

Schedule 5.8.1. Neither VNG nor Buyer shall be liable for the benefits or payments described in Section 3.13.7 with respect to such individuals listed in
Schedule 5.8.1. Those employees to whom Buyer notifies Seller that it elects to offer employment are referred to as the "Related Company Employees." Buyer agrees to offer employment, effective as of Closing, to the Related Company Employees at salaries that are initially equal to those salaries in effect for such Related Company Employees immediately prior to the Closing. Neither Buyer nor VNG shall have any liability for employee benefits or severance, change in control, retention or other payments due to any individual listed on Schedule
5.8.1 who does not become a Related Company Employee.

     (b) Union Employees. VNG shall recognize the Local 50 of the International Brotherhood of Electrical Workers as the bargaining representative for VNG Employees currently represented, acknowledging the continuation of the applicable Collective Bargaining Agreement through its term and the continuation of the employment of all union employees as of the Closing Date.

     5.8.2 Employee Benefits. Buyer agrees to provide non-union VNG Employees from the Closing Date until the later of December 31, 2001 or one year from the date of Closing, benefits that are substantially comparable in the aggregate to the benefits available to non-union VNG Employees. For purposes of this Section 5.8.2, "benefits" shall mean any broad-based Employee Plans as of May 8, 2000 (excluding non-qualified or deferred compensation plans as well as the employee stock ownership plan) that are governed by ERISA other than any benefits conferred by or promised under an agreement with an individual. Notwithstanding the foregoing, Buyer agrees to provide non-union VNG Employees who have retired prior to the

Closing Date, benefits that are equivalent to those benefits that would have been available to those employees had they remained covered under the System Retiree Medical Insurance Plan of Consolidated Natural Gas and its Participating Subsidiaries for Employees Who Are Not Represented by a Recognized Union (the "CNG Retiree Medical Plan") (or under a successor plan) for a period of 5 years from the Closing Date; provided, to the extent the benefits under the CNG Retiree Medical Plan or its successor plan are reduced, Buyer's plan may similarly be reduced, but Buyer is not required to increase benefits above the level available under the CNG Retiree Medical Plan as in effect on May 8, 2000. Following the Closing, Buyer shall, and shall cause VNG to (i) waive all pre-existing conditions, exclusions, actively-at-work provisions, waiting periods and any other similar conditions or requirements with respect to participation and coverage of non-union VNG Employees and their covered dependents under any group health plan in which VNG Employees may be eligible to participate after the Closing Date; (ii) provide each non-union VNG Employee with credit for payments made by such non-union VNG Employee or his covered dependents prior to the Closing Date for purposes of satisfying any applicable deductible, coinsurance or out-of-pocket requirements under any health insurance plan in which non-union VNG Employees or covered dependents may be eligible to participate after the Closing Date; and (iii) provide credit to non-union VNG Employees for purposes of determining eligibility to participate, vesting and benefit accrual under any employee benefit plan, program or arrangement in which non-union VNG Employees may be eligible to participate after the Closing Date, for service prior to the Closing Date with VNG, its Affiliates and predecessors (but only to the extent recognized by VNG and its Affiliates for such purposes immediately preceding the Closing); provided, that the foregoing shall not apply to the extent it would result in duplication of benefits. As of the Closing Date, VNG shall cease to be a participating employer in any and all Employee Plans, except the Employee Plans that are solely sponsored by VNG prior to the Closing Date.

     5.8.3 Section 401(k) Plan.

     (i) As soon as practicable following the Closing, Buyer shall establish a defined contribution plan and trust (or amend an existing defined contribution plan) for non-union VNG Employees, which shall be qualified under Sections 401 and 501 of the Internal Revenue Code and which shall provide for salary reduction contributions pursuant to Section 401(k) of the Code ("Buyer's 401(k) Plan").

     (ii) Buyer's 401(k) Plan shall provide that each non-union VNG Employee be given credit for the VNG Employee's service with VNG, its Affiliates and its predecessor companies for purposes of determining the non-union VNG Employee's eligibility to participate, eligibility for benefits and vesting under Buyer's 401(k) Plan. Buyer shall ensure that all "section 411(d)(6) protected benefits" (as defined in Treasury Regulation 1.411(d) (4)) provided by the System Thrift Plan of Consolidated Natural Gas Company and Its Participating Subsidiaries for Employees Who Are Not Represented By A Recognized Union (the "Seller's 401(k) Plan") are preserved in Buyer's 401(k) Plan. VNG Employees will not accrue additional benefits after the Closing under defined contribution plans maintained by Seller or any of its Affiliates.

     (iii) VNG shall cease to participate in Seller's 401(k) Plan as of the Closing Date. Assets of Seller's 401(k) Plan equal to the account balances of non-union VNG Employees under Seller's 401(k) Plan (whether or not vested) will be transferred to Buyer's

401(k) Plan as soon as practicable after the Closing. Any outstanding plan loans to non-union VNG Employees shall be transferred with the underlying accounts. Assets shall be transferred in cash unless otherwise determined by the Buyer.

     (iv) The account balances of non-union VNG Employees in Seller's 401(k) Plan will be valued as of the date on which the transfer is made. The account balances of VNG Employees in Seller's 401(k) Plan shall share in the earnings, appreciation and depreciation of Seller's 401(k) Plan for the period between the Closing and the date on which the transfer is made. Any benefits that are payable to non-union VNG Employees from Seller's 401(k) Plan after the Closing and before the assets are transferred shall be paid from Seller's 401(k) Plan in the ordinary course. The amount to be transferred to Buyer's 401(k) Plan shall be reduced by the amount of such payments. The account balances to be credited for non-union VNG Employees under Buyer's 401(k) Plan shall not be less than the account balances of non-union VNG Employees under Seller's 401(k) Plan as of the date on which the transfer is made.

     (v)  Effective on the date of the transfer of Seller's  401(k) Plan assets,
(i) Buyer and Buyer's 401(k) Plan shall assume all liabilities in connection with the account balances of non-union VNG Employees under Seller's 401(k) Plan, and (ii) Seller, its Affiliates and Seller's 40-1(k) Plan shall have no further liability with respect to the account balances of non-union VNG Employees. Seller and its Affiliates shall have no liability with respect to Buyer's 401(k) Plan.

     (vi) Buyer shall request that the Internal Revenue Service issue a favorable determination letter with respect to the qualification under Sections 401 and 501 of the Internal Revenue Code of Buyer's 401(k) Plan and its related trust. Buyer shall make such changes  to Buyer's  401(k)  Plan as may be  required  by the  Internal  Revenue
Service in order for the Internal Revenue Service to issue a favorable determination letter. Buyer shall provide Seller with a copy of the determination letter received from the Internal Revenue Service with respect to Buyer's 401(k) Plan as soon as the determination letter is received.

     5.8.4 Employee Plans. The Employee Plans for which VNG shall have responsibility following the Closing are set forth on Schedule 5.8.4.

     5.8.5 Retirement Plan Transfer.

     (i) As soon as practicable after the Closing, Buyer shall establish a defined benefit pension plan and trust (or amend an existing defined benefit plan) for the non-union VNG Employees, which shall be qualified under Sections 401 and 501 of the Internal Revenue Code ("Buyer's Retirement Plan").

     (ii) Buyer's Retirement Plan shall provide that each non-union VNG Employee be given credit for the VNG Employee's service with VNG, its Affiliates and its predecessor companies, for purpose of determining the VNG Employee's eligibility to participate, eligibility for benefits, vesting and accrual of benefits. VNG Employees will not accrue additional benefits after the Closing under pension plans maintained by Seller or any of its Affiliates.

     (iii) VNG shall cease to participate in the System Pension Plan of Consolidated Natural Gas Company and Its Participating Subsidiaries for Employees Who Are Not Represented By A Recognized Union (the "Seller's Retirement Plan") as of the Closing Date. Assets of the Seller's Retirement Plan equal to the accrued benefit values (as described below) of the non-union VNG Employees will be transferred to Buyer's Retirement

Plan as soon as practicable after the accrued benefit values have been determined pursuant to this Section 5.8.5. Buyer shall ensure that all "section 411(d)(6) protected benefits" (as defined in Treasury Regulation 1.411(d)-4) provided by the Seller's Retirement Plan are preserved with respect to transferred benefits in Buyer's Retirement Plan. The term "accrued benefit values" means the present value of the accrued benefits of VNG Employees as of the Closing under the Seller's Retirement Plan, computed as if Seller's Retirement Plan had terminated on the Closing Date and based on benefits accrued before the Closing. Accrued benefit values shall be calculated as if all affected participants ceased accruing any additional benefits under Seller's Retirement Plan immediately prior to Closing, and for purposes of calculating accrued benefit values, the 1983 Group Annuity Mortality Table and the then applicable PBGC interest rates (including the immediate and deferred rates) shall be used to value benefits upon plan termination, and otherwise actuarial assumptions stated in the last plan actuarial valuation shall be used.

     (iv) The calculations referred to in Section 5.8.5(iii) will be made by Seller's actuary as soon as practicable following the Closing (but not later than 120 days), subject to review by Buyer's actuary within 60 days following receipt from Seller's actuary of a copy of its valuation together with all other information reasonably necessary for Buyer's actuary to complete its review. In the event of significant, reasonable comment from Buyer's actuary (other than a comment relating to the assumptions described in 5.8.5(ii)) that cannot be resolved between the Buyer's Actuary and Seller's Actuary within ten Business Days, the question or questions in dispute shall then be promptly submitted to any independent actuary of recognized standing to be selected by agreement of Seller and Buyer and whose evaluations shall be binding and final. The fees of any such independent actuary shall be borne equally by Seller and Buyer. The assets shall be transferred in cash.

     (v) Seller will adjust the amount to be transferred from the Seller's Retirement Plan to Buyer's Retirement Plan, as calculated pursuant to Section 5.8.5(iii), by a pro rata share of the Seller Retirement Plan earnings, appreciation and depreciation for the period between the Closing and the date on which the assets are actually transferred.


     (vi) Any benefits that are payable to non-union VNG Employees from the Seller's Retirement Plan after the Closing and before the plan assets are transferred shall be paid from the Seller's Retirement Plan in the ordinary course to the extent permitted by law. The amount to be transferred to Buyer's Retirement Plan shall be reduced by the payments made.

     (vii) The accrued benefits to be credited under Buyer's Retirement Plan with respect to the non-union VNG Employees shall not be less than the accrued benefits of the non-union VNG Employees under the Seller's Retirement Plan as of the Closing. Buyer shall ensure that Buyer's Retirement Plan provides non-union VNG Employees with the benefits accrued prior to Closing under the Seller's Retirement Plan in accordance with the terms of the Seller's Retirement Plan and applicable law. Effective on the date of transfer of the Seller's Retirement Plan assets, (i) Buyer and Buyer's Retirement Plan shall assume all liabilities in connection with the accrued benefits of non-union VNG Employees under the Seller's Retirement Plan, and (ii) Seller, its Affiliates and the Seller's Retirement Plan shall have no further liability with respect to the accrued benefits of non-union VNG Employees. Seller and its Affiliates shall have no liability whatsoever with respect to Buyer's Retirement Plan.

     (viii) The parties agree that the transfers described in this Section 5.8.5 shall be made in accordance with Section 414(l) of the Internal Revenue Code. Buyer and Seller shall make any appropriate filings required under the Internal Revenue Code or ERISA in connection with the transfers described in this Section
5.8.5 as soon as practicable after the Closing. Seller shall be responsible for delivery to VNG Employees of any notice required under Code Section 204(h) in connection with the transactions contemplated by this Agreement.

     (ix) Buyer will request that the Internal Revenue Service issue a favorable determination letter with respect to the qualification under Sections 401 and 501 of the Internal Revenue Code of Buyer's Retirement Plan (and the related trust). Buyer will file with the Internal Revenue Service application for a determination letter for Buyer's Retirement Plan. Buyer will make such changes to the plan as may be required by the Internal Revenue Service in order for the Internal Revenue Service to issue a favorable determination letter. Buyer will provide Seller with a copy of the determination letter received from the Internal Revenue Service with respect to Buyer's Retirement Plan within a reasonable time after the determination letter is received.

     (x) Seller will request that the Internal Revenue Service issue a favorable determination letter with respect to the qualification under Sections 401 and 501 of the Internal Revenue Code of the Seller's Retirement Plan (and the related trust). If necessary, Seller will file with the Internal Revenue Service an application for determination letter for the Seller's Retirement Plan. Seller will make such changes to the plan as may be required by the Internal Revenue Service in order for the Internal Revenue Service to issue a favorable determination letter. Seller will provide Buyer with a copy of the favorable determination letter received from the Internal Revenue Service with respect to the Seller's Retirement Plan within a reasonable time after the determination letter is received.

     5.8.6 VNG Retirement Plan Funding. The VNG Retirement Plan shall be fully funded as of the Closing Date, so that any such plan will have assets at least equal to the "accrued benefit values" of the VNG Employees under such plan. For this purpose, the term "accrued benefit values" means the present value of the accrued benefits of VNG Employees as of the Closing under the plan, computed as if the plan had terminated on the Closing Date and based on benefits accrued before the Closing. Accrued benefit values shall be calculated as if all affected participants ceased accruing any additional benefits under the plan immediately prior to Closing and for purposes of calculating accrued benefit values, the 1983 Group Annuity Mortality Table and then applicable PBGC interest rates (including the immediate and deferred rates) shall be used to value annuities upon plan termination, and otherwise actuarial assumptions stated in the last plan actuarial valuation shall be used. Seller shall fully fund such plan prior to the Closing Date. All transfers of assets or additional funding of plans shall be made in cash.

     5.8.7 Transfer from CNG VEBA. VNG shall cease to participate in the Consolidated Natural Gas Voluntary Employees Beneficiary Association (the "Seller's VEBA") as of the Closing Date. As soon as practicable after Closing, the assets and liabilities of or associated with the VNG Non-Union/Management subaccount of the CNG VEBA shall be transferred to Buyer's VEBA. The assets shall be transferred in cash.

     5.8.8 COBRA. Buyer shall be responsible for providing group health coverage under the Consolidated Omnibus Budget Reconciliation Act ("COBRA") for each non-union VNG Employee and each qualified beneficiary with respect to a non-union VNG Employee who is entitled to COBRA coverage under an Employee Plan of Seller as a result of a " qualifying event" (as defined under COBRA) that occurs on or after the Closing Date. Pursuant to the Buyer's assumption of the group health plan maintained by VNG for union employees, Buyer shall retain liability for COBRA coverage for each union VNG employee and each qualified beneficiary with respect to a union VNG Employee that experienced a "qualifying event" prior to, on or after the Closing Date.

     5.8.9 Flexible Spending Account Transfer. As of the Closing, Buyer shall allow all non-union VNG Employees to participate in Buyer's plan (or establish such plan) under Section 125 of the Internal Revenue Code ("Buyer's Section 125 Plan"). The non-union VNG Employees who elected to participate in Seller's
Section 125 Plan for the calendar year of Closing shall be eligible to participate in Buyer's Section 125 Plan for that part of the calendar year of Closing remaining after the Closing. Buyer shall maintain Buyer's Section 125 Plan as a continuation of Seller's Section 125 Plan for the calendar year of Closing, so that the aggregate benefits that non-union VNG Employees receive under Seller's Section 125 Plan and Buyer's Section 125 Plan for the calendar year of Closing is not less than the benefits the non-union VNG Employees would have received had they remained employed by Seller through the calendar year of Closing.

     (i) If the aggregate amount contributed by non-union VNG Employees for the calendar year of Closing to non-union VNG Employees' spending accounts under Seller's Section 125 Plan exceeds the aggregate claims paid by Seller for the calendar year of Closing with respect to the non-union VNG Employees' spending accounts, Seller will pay Buyer an amount in cash equal to such excess, to the extent that the aggregate amount contributed by non-union VNG Employees for the calendar year of Closing to their spending accounts under Buyer's
Section 125 Plan is less than the aggregate claims paid by Buyer for the calendar year of Closing with respect to the non-union VNG Employees' spending accounts.

     (ii) If the aggregate amount contributed by non-union VNG Employees for the calendar year of Closing to the respective non-union VNG Employees' spending accounts under Seller's Section 125 Plan is less than the aggregate claims paid by Seller for the calendar year of closing with respect to the non-union VNG Employees' spending accounts, Buyer will pay Seller an amount in cash equal to such deficit, to the extent that the aggregate amount contributed by non-union VNG Employees for the calendar year of Closing to the non-union VNG Employees' spending accounts under Buyer's Section 125 Plan exceeds the aggregate claims paid by Buyer for the calendar year of Closing with respect to the non-union VNG Employees' spending accounts.

     (iii) The foregoing payments shall be made as soon as practicable after all claims have been paid for the calendar year of Closing.

     5.8.10 Administration. Buyer and Seller shall each make their appropriate employees available to the other at such reasonable times as may be necessary for the proper administration by the other of any and all matters relating to employee benefits affecting VNG Employees.

     5.8.11 Non-solicitation of Employees. Seller covenants that it will refrain, and will use its best efforts to cause Affiliates of Seller to refrain, from soliciting any of the existing employees of VNG or the employees listed on
Schedule 5.8.1 for employment with Seller or its Affiliates from the date of this Agreement through the period ending twenty-four (24) months after the Closing Date; provided, however, that Seller may solicit employees terminated by VNG and Schedule 5.8.1 Associated Seller Employees who do not become Related Company Employees.

     Section 5.9 WARN Act. If a plant closing or a mass layoff occurs or is deemed to occur with respect to VNG or any of its facilities at any time on or after the Closing, Buyer shall be solely responsible for providing all notices required under the Worker Adjustment and Retraining Notification Act, 29 U.S.C. ss.2109 et seq. or the regulations promulgated thereunder (the "WARN Act") and for taking all remedial measures, including, without limitation, the payment of all amounts, penalties, liabilities, costs and expenses if such notices are not provided.

     Section 5.10 Satisfaction of Debt. At or immediately prior to Closing, Seller shall take, or cause VNG to take, such actions as are necessary to (i) satisfy or extinguish all intercompany debt obligations between VNG, as borrower, and any of Seller or its Affiliates, as lender, (ii) terminate as to VNG the Supplemental Agreement, and (iii) satisfy or extinguish all intercompany payables and receivables between VNG and any of Seller or its Affiliates.

     Section 5.11 Related Agreements.

     5.11.1 The parties recognize that Seller provides a significant level of support services to VNG in the areas of corporate services, information technology and business support services that may need to continue following Closing. If the parties deem necessary, at Closing the parties shall enter into a transition services agreement in substantially the form attached as Exhibit 5.11.1 pursuant to which Seller or its Affiliates shall provide for a period of up to one year on a fully-loaded cost basis certain transition services, including, but not limited to:

     (i) operation of VNG's Customer Service System ("CSS") on Seller's computer hardware platforms;

     (ii) access to Oracle enterprise financial software through Seller's computer hardware and network communications facilities;

     (iii) access to Strategic Asset Management System ("SAMS") software through Seller's computer hardware and network communications facilities;

     (iv) access to Peoplesoft and Automated Time and Attendance software through Seller's computer hardware and network communications facilities;

     (v)   gas   supply,   gas   control   and   measurement,   purchasing   and
telecommunications services;

     (vi) natural gas pipeline aerial surveillance services;

     (vii) operation of VNG's Customer Payment Processing system; and (viii) operation of VNG's remittance processing.

     5.11.2 At Closing the parties shall enter into a software license agreement in substantially the form of Exhibit 5.11.2 for the use by VNG of the proprietary software of Seller described on Schedule 3.19.

     5.11.3 DRI and Seller shall use reasonable efforts to assist Buyer and VNG, at Buyer's request, to obtain for VNG, separately, and in its own name, the rights and coverage

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

under the insurance policies maintained by Seller or DRI for the benefit of VNG, including the right to purchase "tail" coverage under those policies. In addition, in the event that such rights and coverage cannot be separately obtained by VNG, Seller and DRI shall, if requested by Buyer and if such coverages can be obtained by Seller or DRI on behalf of VNG, maintain such policies on behalf of VNG or purchase on behalf of VNG "tail" coverage under those policies. VNG shall reimburse Seller or DRI, as the case may be, for any premiums and other costs paid to obtain such coverage.

                                   ARTICLE 6
                   CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS

     The obligations of Buyer under this Agreement shall be subject to the satisfaction (or waiver in writing by Buyer), at or before the Closing, of each of the following conditions, and Seller shall use reasonable efforts to cause each of such conditions to be satisfied as promptly as practicable.

     Section 6.1 No Injunction. No Federal or state governmental agency or authority or political subdivision thereof or Federal or state court of competent jurisdiction shall have issued any injunction or other order (whether temporary, preliminary or permanent) which prohibits or restrains (or seeks to prohibit or restrain) the consummation of the transactions contemplated hereby, nor shall any other suit, action or other proceeding be pending before any court in which the consummation of the transactions contemplated hereby are sought to be restrained or enjoined; provided, that the parties shall use their reasonable efforts to litigate against, and obtain the lifting of, any such injunction, order or proceeding.

     Section 6.2 Representations and Warranties. The representations and warranties of Seller and DRI contained in Article 3 shall be true and correct in all material respects (except where such representation or warranty is by its terms qualified by materiality or Material Adverse Effect, in which case such representation or warranty must be true and correct in all respects) as of the date hereof and as of the Closing Date (except where such representation or warranty is expressly made only as of another specific date, in which case such representation or warranty must be true and correct only as of such specific date) as though such representations and warranties were made at and as of the Closing Date, and Buyer shall have received at the Closing a certificate, dated the Closing Date, signed on behalf of Seller and DRI by executive officers of Seller and DRI to such effect.

     Section 6.3 Performance. Seller and VNG shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing; and Buyer shall have received at the Closing a certificate of Seller and VNG dated the Closing Date and signed on behalf of Seller and VNG by executive officers of Seller and VNG to such effect.

     Section 6.4 Approvals and Filings. All consents, authorizations and approvals from, and all declarations, filings and registrations with, governmental agencies or third parties that are listed on Schedule 6.4 shall have been obtained or made, free of any term, condition, restriction, imposed liability or other provision that would, or would reasonably be expected to, have a Material Adverse Effect or a material adverse effect on Buyer or its Affiliates, and shall be final and unappealable, except where the failure to obtain or make the same is a result of Buyer's breach of its obligations hereunder. All waiting periods under the HSR Act shall have expired or been properly terminated.

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

     Section 6.5 No Material Adverse Change. Since the date of this Agreement, there shall not have occurred a material adverse change in the business, assets, condition (financial or otherwise), or results of operations of VNG, taken as a whole, excluding, in any case, (i) any changes, circumstances or effects resulting from or relating to changes or developments in the economy, financial markets, commodity markets, laws, regulations or rules in the applicable gas markets (including, without limitation, changes in laws or regulations affecting owners or providers of gas production, transmission or distribution as a group, and not VNG or its Affiliates exclusively) or in the political climate generally or in any specific region and (ii) any changes in conditions or developments generally applicable to the industries in which VNG is involved.

                                   ARTICLE 7
                CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER

     The obligations of Seller under this Agreement shall be subject to the satisfaction (or waiver in writing by Seller) on or before the Closing of each of the following conditions, and Buyer shall use reasonable efforts to cause each of such conditions to be satisfied as promptly as practicable:

     Section 7.1 No Injunction. No Federal or state governmental agency or authority or political subdivision thereof or Federal or state court of competent jurisdiction shall have issued any injunction or other order (whether temporary, preliminary or permanent) which prohibits or restrains (or seeks to prohibit or restrain) the consummation of the transactions contemplated hereby, nor shall any other suit, action or other proceeding be pending before any court in which the consummation of the transactions contemplated hereby are sought to be restrained or enjoined; provided, that the parties shall use their reasonable efforts to litigate against, and obtain the lifting of, any such injunction, order or proceeding.

     Section 7.2 Representations and Warranties. The representations and warranties of Buyer contained in Article 4 shall be true and correct in all material respects (except where such representation or warranty is by its terms qualified by materiality or Material Adverse Effect, in which case such representation or warranty must be true and correct in all respects) as of the date hereof and as of the Closing Date (except where such representation or warranty is expressly made only as of another specific date, in which case such representation or warranty must be true and correct only as of such specific date) as though such representations and warranties were made at and as of the Closing Date, and Seller shall have received at the Closing a certificate, dated the Closing Date, signed on behalf of Buyer by an executive officer of Buyer to such effect.

     Section 7.3 Performance. Buyer shall have performed and complied with, in all material respects, all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing; and Seller shall have received at the Closing a certificate, dated the Closing Date, signed on behalf of Buyer by an executive officer of Buyer to such effect.

     Section 7.4 Approvals and Filings. All consents, authorizations and approvals from, and all declarations, filings and registrations with, governmental agencies or third parties that are listed on Schedule 6.4 shall have been obtained or made, free of any term, condition, restriction, imposed liability or other provision that would, or would reasonably be expected to, have a material adverse effect on Seller, and shall be final and unappealable, except where the failure to obtain or make the same is a result of Seller's breach of its obligations hereunder. All waiting periods under the HSR Act shall have expired or been properly terminated.

                                   ARTICLE 8
                                     CLOSING

     Section 8.1 Time and Place. Subject to Article 9, the closing of the sale by Seller and the purchase by Buyer of the VNG Stock (the "Closing") shall take place at the offices of McGuire, Woods, Battle & Boothe LLP, One James Center, 901 East Cary Street, Richmond, Virginia 23219 on the fifteenth Business Day after the date on which all of the conditions contained in Articles 6 and 7 are satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions); provided that, notwithstanding the foregoing, the Closing may take place at such other place, at such other time, or on such other date as the parties hereto may mutually agree (the date on which the Closing occurs being herein referred to as the "Closing Date").

     Section 8.2 Deliveries. At the Closing:

     8.2.1 Stock Certificates. Seller shall deliver to Buyer certificate(s) evidencing all of the shares of VNG Stock owned by Seller, duly endorsed in blank for transfer or accompanied by stock power duly executed in blank.

     8.2.2 Certificates. Buyer and Seller shall deliver to each other the certificates and other items described in Articles 5, 6 and 7.

     8.2.3 Resignations. Seller shall deliver, or cause to be delivered, to Buyer the resignations of all officers and directors of VNG.

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

     8.2.4 Opinion of Seller's and DRI's Counsel. Buyer shall receive from counsel to Seller and DRI an opinion, dated the Closing Date, in form and substance reasonably satisfactory to Buyer and its counsel.

     8.2.5 Opinion of Buyer's Counsel. Seller shall receive from counsel to Buyer an opinion, dated the Closing Date, in form and substance reasonably satisfactory to Seller and its counsel.

     8.2.6 Additional Documents. Each party shall execute and deliver to the other parties all documents which the other reasonably determines are necessary to consummate the transactions contemplated hereby or to demonstrate or evidence compliance with the terms or the accuracy of any representation and warranty set forth herein.

                                   ARTICLE 9
                           TERMINATION AND ABANDONMENT

     Section 9.1 Methods of Termination. This Agreement may be terminated and the transactions herein contemplated may be abandoned at any time prior to the Closing Date:

     (i) by mutual consent of Seller and Buyer; or

     (ii) by Buyer at any time after December 31, 2000 if any of the conditions provided for in Article 6 of this Agreement shall remain unsatisfied and not have been waived in writing by Buyer prior to such date; provided, that if any condition in Article 6 has not been so satisfied or waived and diligent efforts are being undertaken to satisfy such condition, including, but not limited to, efforts to cure any breach of any representation or warranty, and the Virginia State Corporation Commission extends the time limit for the sale of VNG by Seller, then the references to December 31, 2000 in this Section 9.1(ii) shall be extended for up to the

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

shorter of (A) 90 days or (B) the period of the Virginia State Corporation Commission extension, so long as such diligent efforts continue; or

     (iii) by Seller at any time after December 31, 2000 if any of the conditions provided for in Article 7 of this Agreement shall remain unsatisfied or not have been waived in writing by Seller prior to such date; provided, that if any condition in Article 7 has not been so satisfied or waived and diligent efforts are being undertaken to satisfy such condition, including, but not limited to, efforts to cure any breach of any representation or warranty, and the Virginia State Corporation Commission extends the time limit for the sale of VNG by Seller, then the references to December 31, 2000 in this Section 9.1(iii) shall be extended for up to the shorter of (A) 90 days or (B) the period of the Virginia State Corporation Commission extension, so long as such diligent efforts continue;

     (iv) by Buyer, upon not less than 30 days prior written notice, if there has been a violation or breach by Seller of its agreements, representations or warranties contained in this Agreement, or if Seller notifies Buyer of a matter pursuant to Section 5.6, and such violation, breach or disclosed matter would, individually or in conjunction with past violations, breaches or disclosed matters, have a Material Adverse Effect which is not susceptible to cure (or if so susceptible is not the subject of diligent efforts on the part of the breaching party to cure within the cure periods provided in Section 9.1(ii)). Any written notice provided by Buyer pursuant to this subsection shall reference this subsection and specify in reasonable detail the claimed violation and breach which Buyer claims as a basis for the exercise of its rights under this subsection; or

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

     (v) by Seller upon not less than 30 days prior written notice, if there has been a material violation or breach by Buyer of its agreements, representations or warranties contained in this Agreement, or if Buyer notifies Seller of a matter pursuant to Section 5.6, and such violation, breach or disclosed matter would materially and adversely impair the ability of Buyer to consummate the transactions contemplated by this Agreement and such violation, breach or disclosed matter is not susceptible to cure (or if so susceptible, is not the subject of diligent efforts on the part of the breaching party to cure within the cure periods provided in Section 9.1(iii)). Any written notice provided by Seller pursuant to this subsection shall reference this subsection and specify in reasonable detail the claimed violation and breach which Seller claims as a basis for the exercise of its rights under this subsection.

     Section 9.2 Procedure Upon  Termination and  Consequences.  Buyer or Seller
may terminate this Agreement when permitted pursuant to Section 9.1 by delivering written notice of such termination, and such termination shall be effective upon delivery of such notice in accordance with Section 11.3. If this Agreement is terminated as provided herein, (i) each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the parties furnishing the same; and (ii) no party hereto shall have any liability or further obligation to any other party to this Agreement except with respect to the Confidentiality Agreement, which shall survive the termination of this Agreement, including with respect to information that is subject to the Confidentiality Agreement pursuant to Section 5.1, and except for such legal and equitable rights and remedies which any party may have by reason of any breach or violation of this Agreement by any other party prior to such termination.

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

                                   ARTICLE 10
                                 INDEMNIFICATION

     Section 10.1 Remedies.

     10.1.1 Indemnification by Seller and DRI. Except as otherwise limited by this Article 10, Seller and DRI (collectively for purposes of this Article 10, the "Seller Indemnifying Parties") shall, jointly and severally, indemnify and reimburse Buyer and VNG for any and all claims, losses, liabilities, damages, costs (including court costs and investigative and remedial costs) and expenses (including reasonable attorneys' and accountants' fees) (hereinafter "Loss" or "Losses") incurred by Buyer, VNG, or any successors or assigns thereto, and their respective officers, directors, employees, consultants and agents (the "Buyer Protected Parties"), as a result of, or with respect to, (i) (A) any breach or inaccuracy of any representation or warranty of Seller or DRI set forth in this Agreement or in any certificate or other document delivered pursuant hereto or in connection herewith (which representations and warranties in the case of the certificate delivered pursuant to Section 6.2 hereof, shall be without regard to the materiality qualification contained in such certificate), whether such breach or inaccuracy exists or is made on the date of this Agreement or as of the Closing Date or (B) any matter described in items
(1) and (2) of Schedule 3.18.1; (ii) any breach of or noncompliance by Seller, DRI or VNG with any covenant or agreement of Seller, DRI or VNG contained in this Agreement, and (iii) any Environmental Condition (including, without limitation, any Loss arising out of any contribution or indemnity obligation under the Supplemental Agreement among DRI, VNG and Seller dated January 23, 1990 (the "Supplemental Agreement"), a true, correct and complete copy of which has been provided to Buyer). For the purpose of this Article 10, consequential damages or any

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

damages to the extent attributable to a failure by the indemnified party to use reasonable efforts to mitigate damages shall not constitute Losses and shall not otherwise be recoverable.

     10.1.2  Indemnification  by Buyer.  Except  as  otherwise  limited  by this
Article 10, Buyer shall indemnify and reimburse Seller for any and all Losses incurred by Seller or any successors or assigns thereto, and their respective officers, directors, employees, consultants and agents (the "Seller Protected Parties"), as a result of, or with respect to, (i) any breach or inaccuracy of any representation or warranty of Buyer set forth in this Agreement or in any certificate or other document delivered pursuant hereto or in connection herewith (which representations and warranties in the case of the certificate delivered pursuant to Section 7.2 hereof, shall be without regard to the materiality qualification contained in such certificate), whether such breach or inaccuracy exists or is made on the date of this Agreement or as of the Closing Date and (ii) any breach of or noncompliance by Buyer with any covenant or agreement of Buyer contained in this Agreement.

     Section 10.2 Indemnity Claims.

     10.2.1 Survival. The representations and warranties of the parties contained herein or in any certificate or other document delivered pursuant hereto or in connection herewith shall not be extinguished by the Closing but shall survive the Closing, subject to the limitations set forth in Section
10.2.2 hereof with respect to the time periods within which claims for indemnity must be asserted, and the covenants and agreements of the parties contained herein shall survive without limitation as to time except as provided by applicable statutes of limitation or as may be otherwise specified herein. No investigation or other examination of VNG by Buyer, its designee or representatives, or of Buyer by Seller, its designee or representatives, shall

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

affect the term of survival of any representation or warranty contained herein or in any certificate or other document delivered pursuant hereto or in connection herewith, or the term of the right of the Buyer Protected Parties or the Seller Protected Parties (collectively, the "Protected Parties") to seek indemnification hereunder.

     10.2.2 Time to Assert Claims. All claims for indemnification hereunder shall be asserted no later than twelve (12) months after the Closing Date, except as follows

     (i) claims with respect to (A) Losses arising out of or related in any way to any breach of or inaccuracy in the representations and warranties contained in Sections 3.1, 3.2, 3.5, 3.7.2, 4.1 and 4.2, and (B) Losses arising out of or related in any way to the matters described in Sections 10.1.1(i)(B), (ii) and
(iii) and 10.1.2(ii) may be made without  limitation,  except as limited by law;
and

     (ii) claims with respect to Losses arising out of or related in any way to any breach of or inaccuracy in the representations and warranties contained in
Section 3.8 and in Section 3.13 as it relates to ERISA compliance hereof, may be made until, and shall be made no later than, thirty (30) days after the expiration of the applicable statute of limitations relative to the liability relating to such representation or warranty; and

     (iii) claims with respect to Losses arising out of or related in any way to any breach of or inaccuracy in the representations contained in Section 3.18 hereof, may be made until, and shall be made no later than twenty-four(24) months after the Closing Date;

     (the matters cited in clauses (i), (ii) and (iii) above being hereinafter collectively referred to as the "Surviving Matters").

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

     Section 10.3 Notice of Claim. The Protected Party shall notify the Seller Indemnifying Parties or Buyer, as the case may be (the "Indemnifying Party"), in writing, of any claim for indemnification, specifying in reasonable detail the nature of the Loss, and, if known, the amount, or an estimate of the amount, of the liability arising therefrom. The Protected Party shall provide to the Indemnifying Party as promptly as practicable thereafter such information and documentation as may be reasonably requested by the Indemnifying Party to support and verify the claim asserted, so long as such disclosure would not violate the attorney-client privilege of the Protected Party.

     Section 10.4 Defense. If the facts pertaining to a Loss arise out of the claim of any third party, or if there is any claim against a third party (other than a Protected Party) available by virtue of the circumstances of the Loss, the Indemnifying Party may assume the defense or the prosecution thereof by prompt written notice to the affected Protected Party, including the employment of counsel or accountants, at its cost and expense. Such notice shall expressly acknowledge the affected Protected Party's right to indemnification under
Article 10 of this Agreement. The affected Protected Party shall have the right to employ counsel separate from counsel employed by the Indemnifying Party in any such action and to participate therein, but the fees and expenses of such counsel employed by the affected Protected Party shall be at such Protected Party's expense. In the event the Indemnifying Party has elected to assume the defense or prosecution of a claim as provided herein, the Indemnifying Party shall not be liable for any settlement of any such claim effected without its prior written consent, which shall not be unreasonably withheld; provided that if the Indemnifying Party does not assume the defense or prosecution of a claim as provided above within thirty (30) days after notice thereof from any

Protected Party as provided above, the affected Protected Party may settle such claim without the consent of the Indemnifying Party. The Indemnifying Party shall not agree to a settlement of any claim which provides for any relief other than the payment of monetary damages or which could have a material precedential impact or effect on the business or financial condition of any Protected Party without the affected Protected Party's prior written consent. Whether or not the Indemnifying Party chooses to so defend or prosecute such claim, all the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith.

     Section 10.5 Limitations. Buyer shall not be liable pursuant to Section 10.1.2(i) and neither DRI nor Seller shall be liable pursuant to Section 10.1.1(i)(A), until the Losses incurred thereunder shall exceed $1,000,000, in which event the indemnifying party shall only be liable for the Losses in excess of $1,000,000. The Seller Indemnifying Parties' aggregate indemnification obligations under this Article 10 shall not exceed twenty percent (20%) of the Purchase Price. Buyer's aggregate indemnification obligations under this Article 10 shall not exceed twenty percent (20%) of the Purchase Price; provided, however, the "cap" on liability shall not apply to indemnification obligations
(i) under Section 10.1.1(i)(B), (ii) under Section 10.1.1(i)(A) or Section 10.1.2(i) relating to the representations in Sections 3.1, 3.2, 3.5, 4.1, and 4.2, (iii) under Section 10.1.1(ii) with respect to covenants and agreements of Seller, DRI or VNG set forth in Sections 5.4, 5.8, 5.10 and Article 2, (iv) under Section 10.1.2(ii) with respect to covenants and agreements of Buyer set forth in Sections 5.4, 5.8 and Article 2, and (v) under Section 10.1.1(iii).

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

                                   ARTICLE 11
                                  MISCELLANEOUS

     Section 11.1 Amendment and Modification. This Agreement may be amended, modified and supplemented only by written agreement of Buyer and Seller.

     Section 11.2 Waiver of Compliance. Any failure of Buyer, Seller or DRI to comply with an obligation, covenant, agreement or condition contained herein may be expressly waived in writing by Seller, in the event of any such failure by Buyer, or by Buyer, in the event of any such failure by Seller or DRI, but such waiver or failure to insist upon strict compliance shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     Section 11.3 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and may be given by any of the following methods: (a) personal delivery, (b) facsimile transmission, (c) registered or certified mail, postage prepaid, return receipt requested, or (d) next day air courier service. Notices shall be sent to the appropriate party at its address or facsimile number given below (or at such other address or facsimile number for such party as shall be specified by notice given hereunder).

     If to Seller, to:

          Consolidated Natural Gas Company
          c/o Dominion Resources, Inc.
          120 Tredegar Street
          Richmond, VA 23219
          Attn: James F. Stutts, Vice President and General Counsel Fax No.: (804) 819-2233

     If to DRI, to:

          Dominion Resources, Inc.
          120 Tredegar Street

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

          Richmond, VA 23219
          Attn: James F. Stutts, Vice President and General Counsel Fax No.: (804) 819-2233

     with copies to:

          Virginia Natural Gas, Inc.
          5100 East Virginia Beach Blvd.
          Norfolk, VA  23502-3488
          Attn:  Donald A. Fickenscher, Chief Counsel
          Fax No.:  (757) 466-5562

or to such other Person or address as Seller shall designate in writing.

     If to Buyer to:

          AGL Resources Inc.
          817 West Peachtree Street, N.W.
          Atlanta, GA  30308
          Attn: Paul R. Shlanta, Senior Vice President and Counsel Fax No.: (404) 584-3419

     with a copy to:

          Long Aldridge & Norman LLP
          303 Peachtree Street, Suite 5300
          Atlanta, GA  30308
          Attn:  David M. Ivey
          Fax No. (404) 527-4198

or to such other Person or address as Buyer shall designate in writing.

     All such notices, requests, demands, waivers and communications shall be deemed effective upon (i) actual receipt thereof by the addressee, (ii) actual delivery thereof to the appropriate address or (iii) in the case of a facsimile transmission, transmission thereof by the sender and issuance by the transmitting machine of a confirmation slip that the number of pages constituting the notice have been transmitted without error. In the case of notices sent by facsimile transmission, the sender shall contemporaneously mail a copy of the notice to the addressee at the address provided for above by first class mail or by an air courier service, postage prepaid. However, such mailing shall in no way alter the time at which the facsimile notice is deemed received.

     Section 11.4 Binding Nature; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without prior written consent of the other party. Notwithstanding the foregoing, all rights, obligations, and duties of Buyer may be assigned by Buyer to any Affiliate of Buyer, provided that Buyer remains liable for its obligations hereunder. Except as set forth in Section 5.7, nothing contained herein, express or implied, is intended to confer on any Person other than the parties hereto or their successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     Section 11.5 Entire Agreement. This Agreement, including the Schedules, Exhibits and the Confidentiality Agreement, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement and the Confidentiality Agreement supersede all prior agreements and understandings among the parties with respect to such subject matter and supersede any letters, memoranda or other documents or communications, whether oral, written or electronic, submitted or made by (i) Buyer or its agents or representatives to Seller, VNG, DRI, Merrill Lynch & Co. or any of their respective agents or representatives, or (ii) Seller, VNG, DRI, Merrill Lynch & Co. or their respective agents or representatives to Buyer or any of its agents or representatives, in connection with the bidding process which occurred prior to the execution of this Agreement or otherwise in connection with the negotiation and execution of this Agreement. No communications by or on behalf of Seller, including responses to any questions or inquiries, whether orally, in writing or electronically, and no information provided in any data room or any copies of any information from any data room provided to Buyer or any other information shall be deemed to constitute a representation, warranty or an agreement of Seller or be part of this Agreement.

     Section 11.6 Expenses. Except as otherwise expressly provided herein, each party to this Agreement will pay its own expenses in connection with the negotiation of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated herein.

     Section 11.7 Press Releases and Announcements; Disclosure. No press release or other public announcement or disclosure related to this Agreement or the transactions contemplated herein (including but not limited to the terms and conditions of this Agreement) shall be issued or made without the prior approval of Buyer and Seller. The foregoing shall not prohibit any disclosure required by law, provided such disclosure is made pursuant to the Confidentiality Agreement and, to the extent legally permissible, the disclosing party consults with the other parties in advance of such disclosure.

     Section 11.8 Acknowledgment.

     11.8.1 Except as otherwise expressly provided herein, in the Schedules and in the certificate to be delivered pursuant to Section 6.2, Buyer acknowledges that neither Seller, VNG nor any other Person has made any representation or warranty, expressed or implied, as to the accuracy or completeness of any information regarding Seller or VNG not included in this Agreement, the Schedules and the certificate to be delivered pursuant to Section 6.2. Without limiting the generality of the foregoing, no representation or warranty is made with respect to any information in the Information Memorandum dated February 2000 or any supplement or amendment thereto provided in connection with the solicitation of proposals to enter into the transactions contemplated by this Agreement, such information having been provided for the convenience of Buyer in order to assist Buyer in framing its due diligence efforts.

     11.8.2 Buyer further acknowledges that Buyer, either alone or together with any Persons Buyer has retained to advise it with respect to the transactions contemplated hereby ("Advisors"), has knowledge and experience in transactions of this type and in the business of VNG, and is therefore capable of evaluating the risks and merits of acquiring the VNG Stock.

     Section 11.9 Disclaimer Regarding Assets. Except as otherwise expressly provided herein, in the Schedules and in the certificate to be delivered pursuant to Section 6.2, Seller expressly disclaims any representations or warranties of any kind or nature, express or implied, as to the condition, value or quality of the assets or operations of VNG or the prospects (financial and otherwise), risks and other incidents of VNG and Seller specifically disclaims any representation or warranty of merchantability, usage, suitability or fitness for any particular purpose with respect to such assets, or any part thereof, or as to the workmanship thereof, or the absence of any defects therein, whether latent or patent.

     Section 11.10 Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Virginia without giving effect to the choice of law principles thereof. Each party consents to personal jurisdiction in any action brought in any court, federal or state, within the Commonwealth of Virginia having subject matter jurisdiction arising under this Agreement, and each of the parties hereto agrees that any action instituted by either of them against the other with respect to this Agreement will be instituted exclusively in a court, federal or state, within the Commonwealth of Virginia.

     Section 11.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

     Section 11.12 Interpretation. The article and section headings contained in this Agreement are inserted for convenience only and shall not constitute a part hereof.


                        [SIGNATURES APPEAR ON NEXT PAGE]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

                                            CONSOLIDATED NATURAL GAS COMPANY


                                            By:  /s/ Thomas N. Chewning
                                                 _______________________________
                                                 Thomas N. Chewning
                                                 Executive Vice President and
                                                 Chief Financial Officer

                                            DOMINION RESOURCES, INC.


                                            By:  /s/ Thomas N. Chewning
                                                 _______________________________
                                                 Thomas N. Chewning
                                                 Executive Vice President and
                                                 Chief Financial Officer

                                            VIRGINIA NATURAL GAS, INC.


                                            By:  /s/ William A. Fox
                                                 _______________________________
                                                 William A. Fox
                                                 Senior Vice President

                                            AGL RESOURCES INC.


                                            By:  /s/ Walter Higgins
                                                 _______________________________
                                                 Walter Higgins
                                                 Chairman, President and Chief
                                                 Executive Officer

                                   Schedule 1A
                                    Knowledge

Those having Knowledge at Virginia Natural Gas, Inc.:

Francis J. Corbett
Walter R. Hunter
Yvonne M. Manning
Jeffrey L. Huston
Kadaba M. Raman
Lockett R. Garnett

Those having Knowledge at Consolidated Natural Gas Company:

William A. Fox
Donald A. Fickenscher
Ronald D. Walther
Michael R. Bailey

Those having Knowledge at AGL Resources Inc.

Donald P. Weinstein
Mark D. Caudill
Paul R. Shlanta

                                 Schedule 2.1.2
                          Working Capital Methodologies

                                 Schedule 2.1.2
                                 Working Capital

CURRENT ASSETS

Cash and temporary cash investments                                                     $ 231,000
Accounts receivable

              Customers                                                                18,922,000
              Unbilled revenues and other                                              17,198,000
              Allowance for doubtful accounts                                            (152,000)
Receivables from affiliated CNG companies                                               4,131,000
Inventories, at cost

              Gas stored (weighted average cost method)                                16,226,000
              Materials and supplies (average cost method)                                537,000
Deferred income taxes -- current (net)                                                  2,082,000
Prepayments and other current assets                                                      422,000
                                                                                ------------------
               Total current assets                                                     59,597,000
                                                                                ------------------

CURRENT LIABILITIES

Accounts payable                                                                       12,030,000
Payables to affiliated CNG companies                                                    4,204,000
Money Pool Payable                                                                     46,698,000
Estimated rate contingencies and refunds                                                1,638,000
Amounts payable to customers                                                            6,975,000
Taxes accrued                                                                           1,860,000
Other current liabilities                                                              11,075,000
                                                                                ------------------
              Total current liabilities                                                84,480,000
                                                                                ------------------

              Working Capital                                                       $ (24,883,000)
                                                                                ==================

              Less:       Receivables from affiliated CNG companies                   $ 4,131,000
                          Payables to affiliated CNG companies                         (4,204,000)
                          Money Pool Payable                                          (46,698,000)
                                                                                ------------------

              Adjusted Working Capital                                                $21,888,000
                                                                                ==================

                                  Schedule 3.3
                                Equity Interests

None.

                                  Schedule 3.4
                                    Conflicts

None.

                                  Schedule 3.6
                        Other Liabilities or Obligations

1.   Those matters disclosed in Schedules 3.7 and 3.18.1.

2. Obligations arising in the ordinary course of performance (not breach) of the Contracts listed in Schedule 3.9.

                                  Schedule 3.7
                         Compliance with Law; Litigation

1. In Case No. PUE970617, Annual Informational Filing Based on the 12 months ended June 30, 1998, the Staff of the State Corporation Commission entered a report that placed VNG's return on equity (ROE) above the minimum ROE authorized by the Commission. Consequently, the Staff recommended a write-down of the unamortized balance of VNG's regulatory asset consisting of approximately $1.4 million of deferred OPEB expenses that previously were not recovered through rates. The Commission conducted a hearing during 1999 and a report from the Chief Hearing Examiner is pending. In anticipation of a potentially adverse ruling by the Commission, VNG eliminated the unamortized balance of the regulatory asset on its books in 1999 and thereby eliminated the contingent liability.

2. Franchises for the use of the streets, alleys or public grounds have expired in the following localities:

Virginia Beach (pre-1963 city limits)
Hampton
Williamsburg
Suffolk

                                  Schedule 3.8
                                   Tax Matters

Pending Tax Matters:
                                                             Amount Reflected in
      Type of Tax         Years Involved  Amount in Dispute      Financials

Virginia Sales & Use Tax    1986-1988         $120,000            $80,000


Management expects to settle the Virginia Sales & Use Tax dispute for less than the $80,000 reflected in the financial statements.

3.8.3  Tax Returns (see following)

-------------- -------------------------------------------------------- -------- -------- -------- ----------- ----------
   Form                             Tax Return                          Tax      Tax      Tax       Audited    Subject
                                                                        Year     Year     Year                    of
                                                                        1997     1998     1999                  Audit
-------------- -------------------------------------------------------- -------- -------- -------- ----------- ----------
1120           U.S. Corporation Income Tax Return                       X        X
-------------- -------------------------------------------------------- -------- -------- -------- ----------- ----------
720            Quarterly Federal Excise Tax Return                      X        X        X
-------------- -------------------------------------------------------- -------- -------- -------- ----------- ----------
CT-186         New York Utility Corporation Franchise Tax Return        X        X
-------------- -------------------------------------------------------- -------- -------- -------- ----------- ----------
WV/CNT-112     West Virginia Corporate Income Tax Return                X        X
-------------- -------------------------------------------------------- -------- -------- -------- ----------- ----------
WV/BFT-120     West Virginia Business Franchise Tax Return              X        X
-------------- -------------------------------------------------------- -------- -------- -------- ----------- ----------
FT-1120        Ohio Corporation Franchise Tax Report                    X        X        X
-------------- -------------------------------------------------------- -------- -------- -------- ----------- ----------
103            DMV Special Fuel Report                                  X        X        X
-------------- -------------------------------------------------------- -------- -------- -------- ----------- ----------
               DMV Motor Fuel Road Tax Quarterly Report                 X        X        X
-------------- -------------------------------------------------------- -------- -------- -------- ----------- ----------
Schedule 9     Statement of Gross Receipts Tax                          X        X        X
-------------- -------------------------------------------------------- -------- -------- -------- ----------- ----------
               Sales and Use Tax                                        X        X        X        1997, 1998
-------------- -------------------------------------------------------- -------- -------- -------- ----------- ----------
               Business License Tax - Chesapeake                        X        X        X                    X
-------------- -------------------------------------------------------- -------- -------- -------- ----------- ----------
               Business License Tax - Norfolk                           X        X        X
-------------- -------------------------------------------------------- -------- -------- -------- ----------- ----------
               Business License Tax - Suffolk                           X        X        X
-------------- -------------------------------------------------------- -------- -------- -------- ----------- ----------
               Business License Tax - Virginia Beach                    X        X        X
-------------- -------------------------------------------------------- -------- -------- -------- ----------- ----------
               Business License Tax - Hampton                           X        X        X
-------------- -------------------------------------------------------- -------- -------- -------- ----------- ----------
               Business License Tax - Newport News                      X        X        X
-------------- -------------------------------------------------------- -------- -------- -------- ----------- ----------
               Business License Tax - Poquoson                          X        X        X
-------------- -------------------------------------------------------- -------- -------- -------- ----------- ----------
               Business License Tax - Williamsburg                      X        X        X
-------------- -------------------------------------------------------- -------- -------- -------- ----------- ----------
               Business License Tax - Hanover                           X        X        X
-------------- -------------------------------------------------------- -------- -------- -------- ----------- ----------
               Business License Tax - Ashland                           X        X        X
-------------- -------------------------------------------------------- -------- -------- -------- ----------- ----------
               Business License Tax - New Kent                          X        X        X
-------------- -------------------------------------------------------- -------- -------- -------- ----------- ----------
               Business License Tax - James City County                 X        X        X
-------------- -------------------------------------------------------- -------- -------- -------- ----------- ----------
               Business License Tax - York County                       X        X        X
-------------- -------------------------------------------------------- -------- -------- -------- ----------- ----------
               Property Tax - Norfolk                                   X        X        X
-------------- -------------------------------------------------------- -------- -------- -------- ----------- ----------
               Property Tax - Chesapeake                                X        X        X
-------------- -------------------------------------------------------- -------- -------- -------- ----------- ----------
               Property Tax - Fredericksburg                            X        X        X
-------------- -------------------------------------------------------- -------- -------- -------- ----------- ----------
               Property Tax - Spotsylvania                              X        X        X
-------------- -------------------------------------------------------- -------- -------- -------- ----------- ----------
               Property Tax - Henrico                                   X        X        X
-------------- -------------------------------------------------------- -------- -------- -------- ----------- ----------
               Property Tax - Caroline                                  X        X        X
-------------- -------------------------------------------------------- -------- -------- -------- ----------- ----------
               Property Tax - Stafford                                  X        X        X
-------------- -------------------------------------------------------- -------- -------- -------- ----------- ----------
               Property Tax - Hampton                                   X        X        X
-------------- -------------------------------------------------------- -------- -------- -------- ----------- ----------
               Property Tax - Poquoson                                  X        X        X
-------------- -------------------------------------------------------- -------- -------- -------- ----------- ----------
               Property Tax - York                                      X        X        X
-------------- -------------------------------------------------------- -------- -------- -------- ----------- ----------
               Property Tax - Hanover                                   X        X        X
-------------- -------------------------------------------------------- -------- -------- -------- ----------- ----------
               Property Tax - Virginia Beach                            X        X        X
-------------- -------------------------------------------------------- -------- -------- -------- ----------- ----------
               Property Tax - Newport News                              X        X        X
-------------- -------------------------------------------------------- -------- -------- -------- ----------- ----------
               Property Tax - Charles City                              X        X        X
-------------- -------------------------------------------------------- -------- -------- -------- ----------- ----------
               Property Tax - Williamsburg                              X        X        X
-------------- -------------------------------------------------------- -------- -------- -------- ----------- ----------
               Property Tax - James City County                         X        X        X
-------------- -------------------------------------------------------- -------- -------- -------- ----------- ----------
               Property Tax - Fauquier                                  X        X        X
-------------- -------------------------------------------------------- -------- -------- -------- ----------- ----------
               Property Tax - New Kent                                  X        X        X
-------------- -------------------------------------------------------- -------- -------- -------- ----------- ----------
               Property Tax - Suffolk                                   X        X        X
-------------- -------------------------------------------------------- -------- -------- -------- ----------- ----------
               Utility Taxes - Chesapeake                               X        X        X
-------------- -------------------------------------------------------- -------- -------- -------- ----------- ----------
               Utility Taxes - Hampton                                  X        X        X
-------------- -------------------------------------------------------- -------- -------- -------- ----------- ----------
               Utility Taxes - Norfolk                                  X        X        X
-------------- -------------------------------------------------------- -------- -------- -------- ----------- ----------
               Utility Taxes - Virginia Beach                           X        X        X
-------------- -------------------------------------------------------- -------- -------- -------- ----------- ----------
               Utility Taxes - Hanover                                  X        X        X
-------------- -------------------------------------------------------- -------- -------- -------- ----------- ----------
               Utility Taxes - Suffolk                                  X        X        X
-------------- -------------------------------------------------------- -------- -------- -------- ----------- ----------
               Utility Taxes - Newport News                             X        X        X
-------------- -------------------------------------------------------- -------- -------- -------- ----------- ----------
               Utility Taxes - Poquoson                                 X        X        X
-------------- -------------------------------------------------------- -------- -------- -------- ----------- ----------
               Utility Taxes - Williamsburg                             X        X        X
-------------- -------------------------------------------------------- -------- -------- -------- ----------- ----------
               Utility Taxes - Ashland                                  X        X        X
-------------- -------------------------------------------------------- -------- -------- -------- ----------- ----------
               Utility Taxes - Charles City                             X        X        X
-------------- -------------------------------------------------------- -------- -------- -------- ----------- ----------
               Utility Taxes - New Kent                                 X        X        X
-------------- -------------------------------------------------------- -------- -------- -------- ----------- ----------

                                  Schedule 3.9
                               Material Contracts

--------------------------------------------------------------------------------------------------------
   License or Contract       Contract is with           Description            Effective date (if known)
--------------------------------------------------------------------------------------------------------
           DCS                      AMS           Meter testing and proving          License 1993

    Sonic Nozzel Pvr.         Meas. Sys. Inc       Meter prover software                 1999

    Prosonic Provers         Conn. Tech., Inc      Meter prover software

        Synergee             Stoner Associates     Gas transmission and                11/17/98
                                                   distribution modeling

       Attachmate               Attachmate        3270 emulation software

       Sniffer SW             Network General      Novell Network trouble
                                                     shooting software

          Ghost                  Symantec        PC Configuration Software

    Windows NT Server            Microsoft        Server Operating System

  IBM AS/400 Equipment              IBM           AS/400 computer maintenance          01/01/99

Xerox 4450 Laser Printer           Xerox         Maintenance on Xerox Printer          01/01/99
                                                     connected to AS/400

         DC-2000                 Metretek         Electronic data gathering             8-1-99
                                                    customer gas volumes

      Advantex Sftw                MDSI           Dispatching system software           1-1-99

     Advantex Maint.               MDSI           Dispatching system annual             9-15-99
                                                         maintenance

         HP-9000              Hewlett Packard       Unix operating system
                                                     Dispatching system

   Oracle 2000 Reports            Oracle             Report writer for
                                                     Dispatching system

Stoner Workstation Service   Stoner Associates      Gas transmission and               01/07/99
                                                    distribution modeling

WinDOT Pipeline Safety           Viadata         Safety regulation management          02/15/99
      Regulations

AS/400 Disaster Recovery         Sunguard         Disaster recovery AS/400             08/01/95

    Microsoft Office             Microsoft              Office products

         OS/400                     IBM             AS/400 Operating system

  Job Manager (AS/400)              MBA          Job management software AS/400

  Page Manager (AS/400)             MBA                 Paging software

 XDPE (AS/400 Printing)            Xerox          Software to run Xerox printer
                                                      connected to AS/400

      DBU (AS/400)                Prodata           Data base utility editor

    Office Vision 400               IBM              AS/400 Office products

        Total/400              Strategic Info   Disk management software AS/400
                                 Solutions

   Itron Premier Plus           Itron Corp            Meter reading system

Telephone System Switch      Lucent Technology      Telephone infrastructure
        Software

 Telephone System Audix           Lucent                    Voice mail

        CenterVue           Lucent Technologies      Call management system

       Emerald CAS               Verimark           Call accounting software
                                                      track outgoing calls

Agreements under Pipeline Transportation Service Rate Schedule PT-1:
-------------------------------------------------------------------

1. Amended and Restated Pipeline Transportation Service Agreement between VNG and Doswell Limited Partnership, dated as of January 1, 1990.

2. Pipeline Transportation Service Agreement between VNG and the City of Richmond, dated as of March 15, 1990.

3. Amended and Restated Pipeline Transportation Service Agreement between VNG and Virginia Electric and Power Company, dated as of April 23, 1990.

4. Pipeline Transportation Service Agreement between VNG and Columbia Gas of Virginia, Inc., dated as of November 1, 1997.

                                  SCHEDULE 3.9
                             VNG MATERIAL CONTRACTS

-------------------------------------- ---------------------------------------------- ------------------------
                                                                                         Contract Effective
Vendor                                 Description                                              Date
-------------------------------------- ---------------------------------------------- ------------------------
3E Company                             MSDs Retrieval, Poison/Spill Service                  11/01/99
-------------------------------------- ---------------------------------------------- ------------------------
American Meter Company                 Domestic Service Regulators                           01/01/99
-------------------------------------- ---------------------------------------------- ------------------------
American Payment System, Inc.          Payment Processing                                    05/14/97
-------------------------------------- ---------------------------------------------- ------------------------
Boise Cascade Office Products Corp.    Office Supplies                                       07/01/98
-------------------------------------- ---------------------------------------------- ------------------------
Checkfree Corporation                  Electronic Payment                                    06/01/98
-------------------------------------- ---------------------------------------------- ------------------------
Cooper Cameron Valves                  Valves and Accessories                                12/01/98
-------------------------------------- ---------------------------------------------- ------------------------
Crestar Bank                           Lock-box Processing                                   12/31/98
-------------------------------------- ---------------------------------------------- ------------------------
Dresser Manufacturing Division*        Bolted Couplings, Clamps, Saddles & Sleeves           09/14/99
-------------------------------------- ---------------------------------------------- ------------------------
Hewitt Associates                      Benefits Administration                               11/01/98
-------------------------------------- ---------------------------------------------- ------------------------
IKON Office Solutions                  Copiers                                               08/01/98
-------------------------------------- ---------------------------------------------- ------------------------
Invensys Energy Metering (Equimeter)   2000 Annual Meter Requirement                         01/11/00
-------------------------------------- ---------------------------------------------- ------------------------
Keystone Pipeline Services, Inc.       Pipeline Construction                                 06/01/99
-------------------------------------- ---------------------------------------------- ------------------------
Krauss Construction Co., Inc.          Pipeline Construction                                 06/01/99
-------------------------------------- ---------------------------------------------- ------------------------
McJunkin Corporation                   Integrated Supply for gas pipeline materials          03/01/99
                                       and supplies
-------------------------------------- ---------------------------------------------- ------------------------
NOCUTS, Inc.                           Line Locating                                         07/01/97
-------------------------------------- ---------------------------------------------- ------------------------
Nordstrom Valves, Inc.                 Poly, Iron, & Steel Valves                            11/15/99
-------------------------------------- ---------------------------------------------- ------------------------
Perfection Corporation                 Plastic Fittings                                      07/19/99
-------------------------------------- ---------------------------------------------- ------------------------
Phillips Driscopipe, Inc.              Polyethylene Pipe                                     12/15/98
-------------------------------------- ---------------------------------------------- ------------------------
Pitney Bowes                           Facsimile Machines                                    06/01/98
-------------------------------------- ---------------------------------------------- ------------------------
Ross & Sons Utility Contractor, Inc.   Pipeline Construction                                 06/01/99
-------------------------------------- ---------------------------------------------- ------------------------
Smith Blair, Inc.                      Bolted Couplings, Clamps, Saddles & Sleeves           09/14/99
-------------------------------------- ---------------------------------------------- ------------------------
Stuart Steel Protection Corp.          Anodes                                                07/20/99
-------------------------------------- ---------------------------------------------- ------------------------
UPSCO, Inc.                            Pre-fabricated Meter Sets                             12/23/98
-------------------------------------- ---------------------------------------------- ------------------------
Utilities & Industries, Inc.           Meter Repair                                          04/01/99
-------------------------------------- ---------------------------------------------- ------------------------
Wang Laboratories, Inc.                Network Related Services                              09/01/98
-------------------------------------- ---------------------------------------------- ------------------------
Xerox Connect                          Computers & Peripheral Hardware                       07/01/99
-------------------------------------- ---------------------------------------------- ------------------------

                                                                                     SCHEDULE 3.9
                                                                           VNG FIRM GAS PURCHASE AGREEMENTS
                                                                                  AS OF NOVEMBER 1999

                          PIPELINE        QUANTITY
                          DELIVERED        (DthD)                  TAKE
       SUPPLIER             INTO          MIN   MAX             FLEXIBILITY                        PRICE                 TERM
------------------------------------------------------------------------------------------------------------------------------------
SCEM (Southern Company) Columbia Gulf       0  20,000  Baseload with swing option (1)  FOM GDA baseload or daily GDA  11/99-3/00
Reliant                 Columbia Gulf       0  10,312  Baseload with swing option (1)  FOM GDA baseload or daily GDA  11/99-3/00
VPEM (Virginia Power)   Columbia Gulf       0  10,000  Baseload with swing option (1)  FOM GDA baseload or daily GDA  11/99-3/00
PanCanadian             Columbia Gulf       0  10,000  Baseload with swing option (1)  FOM GDA baseload or daily GDA  11/99-3/00
Sonat                   Columbia Gulf   2,700   2,700  Baseload/trigger or settlement  NYMEX + .0250                  11/99-3/00
Sonat                   Tennessee       2,300   2,300  Baseload/trigger or settlement  NYMEX - .0975                  11/99-3/00
Coral                   Tennessee       5,530   5,530  Baseload/trigger or settlement  NYMEX - .1000                  11/99-3/00
Engage                  Tennessee           0   4,970  Baseload with swing option (1)  FOM IF baseload or daily GDA   11/99-3/00
                                                                                       swing ($.0125 demand on MDQ)
Conoco                  Tennessee           0   5,436  Baseload with swing option (1)  FOM IF baseload or daily GDA   11/99-3/00
                                                                                       swing ($.0050 demand on MDQ
                                                                                       if swing)
CES (Columbia Energy)   Tennessee           0  10,444  Baseload with swing option (1)  FOM IF baseload or daily GDA   11/99-3/00
                                                                                       swing ($.0100 demand on MDQ
                                                                                       if swing)
Texaco                  Transco         3,568   3,568  Baseload                        Fixed at $2.1700               11/99-3/00
Texaco                  Transco           573     573  Baseload                        Fixed at $2.2500               11/99-3/00 (2)
Texaco                  Transco         3,183   3,183  Baseload                        Fixed at $2.2825               11/99-3/00 (2)
Aquila                  Transco         4,183   4,183  Baseload                        Fixed at $2.2475               11/99-3/00 (2)
Aquila                  Transco         4,116   4,116  Baseload                        Fixed at $2.2775               11/99-3/00 (3)
                                       ------  ------                                                                            (3)
                        TOTAL          26,153  97,315

NOTES     (1)  Election of baseload or swing on a monthly basis.

          (2) Full contract term through 10/2000. Contract reverts to index commodity plus reservation fee pricing (FOM IF Index and $.04/Dth on MDQ) after 3/31/2000.

          (3) Full contract term through 10/2000. Contract reverts to index plus reservation fee pricing (combo FOM IF & Natural Gas Week indices and a load factor based MDQ fee ranging from 3.747% at 100% LF to 6.638% at 40% LF on the commodity price) after 3/31/2000.

                                  SCHEDULE 3.9
                        VNG FIRM GAS PURCHASE AGREEMENTS
                               AS OF NOVEMBER 1999

"LF" is "load factor"
"IF" is "Inside FERC"
"GDA" is "Gas Daily Average"
"FOM" is "first of month"
"MDQ" is Maximum Daily Quantity

All  contracts  contain  replacement  cost  reimbursement  clauses  in  event of
non-force   majeure  supplier  failure  and  supplier   corporate   warranty  on
performance.

VNG also has a 15,930 DthD bundled firm sales service provided by Williams Energy Services as agent for Transco using capacity contracted for by VNG (contract term through 3/31/2004).

                                  SCHEDULE 3.9
                     INTERSTATE PIPELINE CAPACITY CONTRACTS
                               AS OF NOVEMBER 1999

                          FIRM TRANSPORTATION SERVICES

                              CAPACITY                        EXPIRATION
PIPELINE          SERVICE      (DTHD)      RATE               DATE

CNGT (1)          FTNN         19,852      MAX TARIFF         03/31/12
                  FTNN         20,000      MAX TARIFF         10/31/15
                  FTNN         13,500      MAX TARIFF         10/31/16
                  FTNN          5,000      MAX TARIFF         10/31/17
                  FT           10,000      MAX TARIFF (2)     02/28/05
                  FTNN-GSS     15,148      MAX TARIFF         03/31/12
                  FTNN-GSS     20,000      MAX TARIFF         10/31/15
                  FTNN-GSS      5,000      MAX TARIFF         10/31/17
                  GATHERING     5,050      MAX TARIFF         03/31/01

TENNESSEE         FT-A         25,650      MAX TARIFF         10/31/00 (3)
                  FT-A          4,599      MAX TARIFF         10/31/00 (3)
                  FT-A            518      MAX TARIFF         10/31/00 (3)

TEXAS EASTERN     FT-1         13,284      MAX TARIFF         10/31/00

TRANSCONTINENTAL  FT              556      MAX TARIFF         10/31/12
                  FT           35,930      MAX TARIFF         03/31/05
                  FT           14,625      MAX TARIFF         07/31/04

COLUMBIA GAS      FTS          57,970      MAX TARIFF         10/31/04
                  FTS          38,000      FERC APPROVED (4)  10/31/19
                  SST          49,030      MAX TARIFF         10/31/04
                  SST          14,625      MAX TARIFF         10/31/14

COLUMBIA GULF     FTS          51,479      MAX TARIFF         10/31/04


NOTES     (1)  VNG has a contractual  commitment to acquire an additional 15,225
               DthD of Rate Schedule FTNN capacity effective 10/31/2000 at maximum tariff rates for a primary term of 15 years.

          (2) This service is available to VNG during December, January and February only of each year and demand charges are assessed accordingly.

          (3) VNG has renewed only its Tennessee capacity to the South Webster pooling point (the full 21,490 DthD from 11/1/2000 to 3/31/2001 and a reduced level of 4,723 DthD from 4/1/2001 to 10/31/2001) at discounted rates.

          (4) This is a short-haul firm transportation service provided by Columbia under a unique pricing arrangement pursuant to specific FERC authorization.

                                 SCHEDULE 3.9
                   VNG INTERSTATE PIPELINE CAPACITY CONTRACTS
                               AS OF NOVEMBER 1999

                              FIRM STORAGE SERVICES

                              WITHDRAWAL    STORAGE
                               CAPACITY     CAPACITY                 EXPIRATION
PIPELINE           SERVICE      (DTHD)       (Dth)        RATE          DATE

CNGT (1)           GSS         15,148        789,000   MAX TARIFF     03/31/12
                   GSS         20,000      1,040,000   MAX TARIFF     03/31/15
                   GSS         13,500        702,000   MAX TARIFF     03/31/16
                   GSS          5,000        260,000   MAX TARIFF     03/31/17

TRANSCONTINENTAL   GSS          2,070         98,893   MAX TARIFF     03/31/13
                   WSS          8,523        724,500   MAX TARIFF     03/31/98
                   ESS (2)      8,970         90,254   MAX TARIFF     10/31/13

COLUMBIA GAS       FSS         49,030      2,848,655   MAX TARIFF     10/31/04
                   FSS         14,625        731,250   MAX TARIFF     10/31/14
                   LNG         52,090        778,500   MAX TARIFF     03/31/04

COVE POINT LNG     FPS-1       10,000        100,000   MAX TARIFF     4/15/06


NOTES     (1)  VNG has a contractual  commitment to acquire an additional 15,225
               DthD of Rate Schedule GSS deliverability (761,250 Dth capacity) effective 4/1/2000 at maximum tariff rates for a primary term of 15 years.

          (2) This storage service is currently bundled into a 15,930 DthD Transco/Wesco firm sales service (term through 3/31/2004).

                                  Schedule 3.10
                          Seller Consents and Approvals

1. Approval of the Virginia State Corporation Commission for the sale of VNG under Section 56-88.1 of the Code of Virginia and under the Order Approving Merger dated September 17, 1999, in State Corporation Commission Case No. PUA990020, Joint Petition of Dominion Resources, Inc. and Consolidated Natural Gas Company for approval of agreement and plan of merger under Chapter 5 of Title 56 of the Code of Virginia.

2. Approval of the Securities and Exchange Commission for the sale of VNG under the Public Utility Holding Company Act of 1935.

3. Approval of the Federal Trade Commission (the "FTC") for the sale of VNG pursuant to the FTC's Order of November 4, 1999 in FTC File No. 991-0244 and Docket No. C-3901.

                                  Schedule 3.13
                              ERISA; Employee Plans

3.13.1 List of all Employee Plans

Employee Plans Maintained by CNG

System Pension Plan of Consolidated Natural Gas Company and Its Participating Subsidiaries for Employees Who Are Not Represented By A Recognized Union

System Thrift Plan of Consolidated Natural Gas Company and Its Participating Subsidiaries for Employees Who Are Not Represented By A Recognized Union

System Supplemental Early Retirement Plan of Consolidated Natural Gas Company and Its Participating Subsidiaries

Supplemental Plan for Retirement on Account of Permanent and Total Incapacity for Service (of The Consolidated Natural Gas System & Its Participating Subsidiaries for Employees Who Are Not Represented by a Recognized Union)

[System Supplemental Retirement Plan for Certain Management Employees of Consolidated Natural Gas Company and Its Participating Subsidiaries]*

[System Supplemental Pension and Death Benefit Plan of Consolidated Natural Gas Company and Its Participating Subsidiaries]*

[Unfunded Supplemental Benefit Plan for Employees of Consolidated Natural Gas Company and Its Participating Subsidiaries Who Are Not Represented by a Recognized Union]*

System Disability Benefit Plan of Consolidated Natural Gas Company and Its Subsidiaries for Employees Who Are Not Represented by a Recognized Union

System  LTD  Insurance  Plan  of  Consolidated   Natural  Gas  Company  and  Its
Subsidiaries for Employees Who Are Not Represented by a Recognized Union

System Medical Insurance Plan of Consolidated Natural Gas Company and Its Participating Subsidiaries for Employees Who Are Not Represented by a Recognized Union

System Retiree Medical Insurance Plan of Consolidated Natural Gas Company and Its Participating Subsidiaries for Employees Who Are Not Represented by a Recognized Union

VEBA of Consolidated Natural Gas Company and Its Participating Subsidiaries for Non-Union Employees

System Medical Insurance for Persons Eligible for Medicare of Consolidated Natural Gas Company and Its Participating Subsidiaries

System Flexible Benefit Plan of Consolidated Natural Gas Company and Its Participating Subsidiaries for Employees Who Are Not Represented by a Recognized Union

[Consolidated Natural Gas Company Executive Incentive Deferral Plan]*

[System Short Service Supplemental Retirement Plan for Certain Management Employees of CNG and Its Participating Subsidiaries]*

System Group Life Insurance Plan of Consolidated Natural Gas Company and Its Participating Subsidiaries for Employees Who Are Not Represented by a Recognized Union

[CNG Group Life Insurance Plan for Members of the Executive Payroll Group (Split Dollar Life)]*

System Survivor Benefit Insurance Plan of Consolidated Natural Gas Company and Its Participating Subsidiaries for Employees Who Are Not Represented by a Recognized Union

System Accidental Death Insurance Plan of Consolidated Natural Gas Company and Its Participating Subsidiaries

The CNG System Health Care Spending Plan for Employees Who Are Not Represented by a Recognized Union

The CNG System Dependent Care Spending Plan for Employees Who Are Not Represented by a Recognized Union

System Dental Insurance Plan of Consolidated Natural Gas Company and Its Participating Subsidiaries for Employees Who Are Not Represented by a Recognized Union

Sick Leave

Paid Holidays

[Trust Agreement Between Mellon Bank and CNG (Rabbi Trust)]*

Hours of Work/Alternate work schedules/Work-at-Home Policy

[Executive Annual Bonus Program]*

Annual Bonus Program for Management or Non-Union Employees

Service Awards

[Retirement  and   Post-retirement   Benefit  Plans  For  Certain  Employees  of
Consolidated   Natural   Gas   Company   and  Its   Participating   Subsidiaries
(non-qualified plan)]*

Ace Award Program

Survivor Support Plan

Personal Computer Purchase Plan

Appliance Purchase Plan

Education Plan of Consolidated Natural Gas Company and Its Participating Subsidiaries

Employee Foreign Assistance Plan/Program

Company Sponsored Memberships

Consolidated Natural Gas System R.W. Gallagher Student Loan Fund (Unfunded Plan)

Consolidated Natural Gas System Foundation (Funded Plan)

[Employee Stock Ownership Plan of Consolidated Natural Gas Company and Its Participating Subsidiaries]*

[*Note: Applicability of plan depends upon Buyer's offer of employment to some or all of the Seller Associated Employees listed on Schedule 5.8.1.]

Employee Plans Maintained by VNG

Virginia Natural Gas, Inc. Employee Savings Plan

Virginia Natural Gas, Inc. Retirement Plan

Virginia Natural Gas, Inc. Hourly Savings Plan

Virginia Natural Gas, Inc. Retiree Medical Plan

VNG Union VEBA

Virginia Natural Gas, Inc. Retiree Life Insurance Plan

Severance Pay Policy of Consolidated Natural Gas Company and its Participating Subsidiaries for Employees who are not Represented by a Recognized Union

Virginia Natural Gas, Inc. Flexible Benefit Plan (Hourly and Salaried Employees)

Virginia Natural Gas, Inc. Tuition Refund Program for Salaried and Hourly Employees

Virginia Natural Gas, Inc. Air Travel Accident Plan

Employee Service Award Program

Employee Sick Pay Policy

Employee Vacation Pay Policy

Employee Assistance Program

Transfer-Relocation Policy

Company Sponsored Membership Program (Civic)

Employee Matching Gifts Program

Virginia Natural Gas, Inc. Employee Guides for Salaried and Hourly Employees

Recreational Activities

Volunteer Activities

Wellness Program

Employment, Salary Continuation, or Other Agreements

          WA Fox
          W.R. Hunter
          F.J. Corbett
          Y.W. Manning
          D. Fickenscher
          M. Poulin
          L. Gomto
          J. Kacergis
          E.R. Hallisey
          H.N. McHorney
          S.L. Reppert
          J.L. Huston
          B.L. Maclean
          M.R. Bailey
          S.L. McCabe
          A.C. Russell
          M.T. Dobias
          B.D. Mace
          R.J. Fontaine
          L.A. Armentrout
          A.L. Brooke

          K.D. Burgess
          C.D. Mayer

3.13.11 VNG Employee Pay Scale:  See attached.

[CONFIDENTIAL TREATMENT REQUESTED]

                                  Schedule 3.14
                     Events Subsequent to December 31, 1999

On March 15, 2000, the Board of Directors of Virginia Natural Gas, Inc. declared
a  common  stock  dividend  of  $3,504,164.00   payable  May  15,  2000  to  all
stockholders of record on April 17, 2000.

                                  Schedule 3.15
                                 Permitted Liens

None.

                                  Schedule 3.16
                                    Insurance

VIRGINIA NATURAL GAS - Insurance In-Force

-------------------------------------------------------------------------------------------------------------------------------
Policyholder   Coverage            Broker           Insurer         Policy           Policy      Amt. Of        Deductible
              Description                                           Number           Period     Coverage
-------------------------------------------------------------------------------------------------------------------------------

Consolidated  Directors &      McGriff, Seibels   Chubb          8142-04-02B        28-Jan-00  $25,000,000        $0 Insured Persons
Natural Gas   Officers -       & Williams                                           28-Jan-06               $500,000 Corporate
Company       "Run-Off"
                                                  AEGIS          D0017A1A98         28-Jan-00  $35,000,000  NA
                                                                                    28-Jan-06

                                                  EIM            900480-98DO        28-Jan-00  $65,000,000  NA
                                                                                    28-Jan-06

                                                  St. Paul       900DX0248          28-Jan-00  $25,000,000   $25,000
                                                                                    28-Jan-06

Consolidated  Fiduciary        McGriff, Seibels   Chubb          8142-04-02B        28-Jan-00  $25,000,000   $25,000
Natural Gas   Liability -      & Williams                                           28-Jan-06
Company       "Run-Off"
                                                  AEGIS          F0017A1A99         28-Jan-00  $35,000,000  NA
                                                                                    28-Jan-06

Dominion      Directors &      McGriff, Seibels   Chubb          8152-85-82         1-Sep-98   $25,000,000        $0 Insured Persons
Resources,    Officers         & Williams                                           1-Sep-01              $1,000,000 Corporate
Inc.
                                                  AEGIS          D056A1A98          1-Sep-98   $25,000,000  NA
                                                                                    1-Sep-01

                                                  EIM            900474-98DO        1-Sep-98   $50,000,000  NA
                                                                                    1-Sep-01

                                                  Zurich         DOC272557300       1-Sep-98   $25,000,000
                                                                                    1-Sep-01

                                                  Chubb          8152-85-83         1-Sep-98   $25,000,000
                                                                                    1-Sep-01

                                                  CNA            171473880          1-Sep-98   $25,000,000
                                                                                    1-Sep-01

                                                  ERMA           752-142248-98      1-Sep-98   $25,000,000
                                                                                    1-Sep-01

                                                  X.L.           ELU8165400         28-Jan-00  $50,000,000
                                                  Insurance Co.                     1-Sep-01

Dominion      Fiduciary        McGriff, Seibels   Chubb          8152-85-84         1-Sep-98   $25,000,000   $25,000 Indemnifiable
Resources,    Liability        & Williams                                                                            Losses
Inc.                                                                                1-Sep-01                      $0 Unindemnifiable
                                                                                                                     Losses

                                                  Travelers      76FF101080834BCM   1-Sep-98   $25,000,000
                                                                                    1-Sep-01

                                                  AEGIS          F0568A1A97         1-Sep-98   $25,000,000  NA
                                                                                    1-Sep-01

Dominion      Blanket Crime    McGriff, Seibels   Chubb          8152-85-84         1-Sep-98   $25,000,000  $250,000
Resources,                     & Williams                                           1-Sep-01
Inc.
                                                  Royal &        PSF001748          28-Jan-00  $25,000,000  NA
                                                  SunAlliance                       1-Sep-01


Dominion      Special Crime    McGriff, Seibels   Chubb          8160-94-51         1-Jul-99   $25,000,000  None
Resources,                     & Williams
Inc.                                                                                1-Jul-02

Dominion      Excess Liability McGriff, Seibels   AEGIS          X008A1A00          28-Jan-00  $35,000,000 $2,000,000 per occ.
Resources,                     & Williams                                                                 ($1,000,000 Employers
Inc.                           Willis Corroon                                                             Liability)
                                                                                    1-Sep-00               $4,000,000 agg.
                                                                                                             $250,000 maintenance
                                                  EIM            500828-98GL        1-Sep-98  $100,000,000  NA
                                                                                    1-Sep-01

                                                  Primary Pkg-                      1-Apr-00  $215,000,000  NA
                                                  Section III                       1-Sep-01

                                                  Excess Pkg                        1-Apr-00  $250,000,000  NA
                                                                                    1-Sep-01

Consolidated  Excess Workers'  McGriff, Seibels   AEGIS          C0017A199          1-Sep-99   $35,000,000  $250,000
Natural Gas   Compensation     & Williams
Company                        Willis Corroon                                       1-Sep-00

Consolidated  Automobile       McGriff, Seibels   Liberty Mutual AS2-681-004097-169 1-Sep-99   None         NA
Natural Gas   Liability        & Williams
Company       (Fronting Policy)                                                     1-Sep-00

Dominion      Property &       Willis Corroon     Primary Pkg                       1-Apr-00  $350,000,000 $2,000,000 per occ.
Resources,    Operators
Inc.          Extra Expense    McGriff, Seibels   Section I & II                    1-Sep-01               $4,000,000 agg.
                               & Williams                                                                    $250,000 maintenance

                                                  Excess Pkg.                       1-Apr-00  $250,000,000  NA
                                                                                    1-Sep-01

Dominion      Employers        McGriff, Seibels   Liberty Mutual WC2-681-004097-059 1-Mar-99    $1,000,000  None
Resources,    Liability        & Williams
Inc.                                                             All States         1-May-00


Consolidated  OAD&D            AON Employee       Zurich         GTU0013681         1-May-97    Various     None
Natural Gas                    Benefits           Insurance
Company                        Consulting Grouop                                    1-May-00


                                 Schedule 3.18.1
                       Compliance with Environmental Laws

1. Mercury Seal Regulators. VNG has approximately 5,000 mercury seal regulators remaining within its distribution system. These house regulators were conventional equipment at the time they were installed. Mercury seal regulators can, under certain environmental and physical circumstances, result in the over pressurization of natural gas equipment installed downstream of the regulator. Because the SCC raised a concern about these regulators generally with all Virginia jurisdictional gas utilities, VNG voluntarily instituted a program in 1994 of removing all remaining mercury seal regulators on its system. All regulators being installed today on residential services are of a modern diaphragm design.

2. Mercaptan. Because the natural gas stream received from the interstate pipeline system is not odorized, VNG adds an odorant, Mercaptan, at its gate stations where ownership and custody of interstate natural gas is transferred to VNG.

          In 1996, VNG discovered that a quantity of liquid Mercaptan had leaked over a long period of time from the odorant injection equipment at VNG's Norfolk Gate Station, adjacent to the Chesapeake Propane Plant. Following the removal of contaminated soils, testing and continuous monitoring determined that some of the liquid had reached certain ground water aquifers. In 1998 VNG began a bioremediation process that is cleansing the groundwater of the odorant. All environmental activity at the site of the leak has been voluntary and conducted with the knowledge and approval of the Virginia Department of Environmental Quality and local municipal agencies. The bioremediation program is anticipated to remain in place into 2000. No regulatory enforcement action has occurred to date and none is expected.

3. Manufactured Gas Facilities. As a local distribution company in southeastern Virginia with a history that goes back nearly 100 years, Affiliates of VNG owned and operated two manufactured gas plants (MGP) where gas was made through a process of heating coal and heavy petroleum products. The plants, in Newport News and Norfolk, Va., were owned by Virginia Power, a subsidiary of Dominion Resources, Inc. ("DRI"), which conducted natural gas distribution operations through an operating division that is now VNG. The manufactured gas plants were taken out of service and dismantled in the early 1960s, prior to VNG's incorporation as a separate corporate entity in 1983. VNG never owned record title to either of the plants. Two additional sites, in Chesapeake and Suffolk, where MGP waste products (principally coal tars) were stored or disposed of, were owned briefly by VNG between 1986 and 1990, but were subsequently conveyed to Virginia Power and Dominion Lands, Inc., respectively.

          When VNG was sold to CNG by DRI in January 1990, CNG, DRI and VNG entered into an environmental sharing agreement that allocates between the parties financial responsibility for all environmental costs associated with the Manufactured Gas Facilities, up to a total of $15 million. To date, the parties have spent approximately $2.8 million under the sharing agreement.

                                 Schedule 3.18.2
                                    MGP Sites

     Manufactured Gas Facilities. As a local distribution company in southeastern Virginia with a history that goes back nearly 100 years, Affiliates of VNG owned and operated two manufactured gas plants (MGP) where gas was made through a process of heating coal and heavy petroleum products. The plants, in Newport News and Norfolk, Va., were owned by Virginia Power, a subsidiary of Dominion Resources, Inc. ("DRI"), which conducted natural gas distribution operations through an operating division that is now VNG. The manufactured gas plants were taken out of service and dismantled in the early 1960s, prior to VNG's incorporation as a separate corporate entity in 1983. VNG never owned record title to either of the plants. Two additional sites, in Chesapeake and Suffolk, where MGP waste products (principally coal tars) were stored or disposed of, were owned briefly by VNG between 1986 and 1990, but were subsequently conveyed to Virginia Power and Dominion Lands, Inc., respectively.

     When VNG was sold to CNG by DRI in January 1990, CNG, DRI and VNG entered into an environmental sharing agreement that allocates between the parties financial responsibility for all environmental costs associated with the Manufactured Gas Facilities, up to a total of $15 million. To date, the parties have spent approximately $2.8 million under the sharing agreement.

     See items (a) through (d) in the definition of Manufactured Gas Facilities for additional descriptions of these four MGP sites.

                                  Schedule 3.19
                              Intellectual Property

VNG Intellectual Property - U.S. Service Marks:

1. U.S. Service Mark Registration No. 1,716,672: THE GREAT CHEFS OF HAMPTON ROADS (renewal required 9/15/02)

VNG Intellectual Property - Common Law Service Marks:

1.   VIRGINIA NATURAL GAS
2.   Blue Flame Logo (design mark)

VNG Intellectual Property - Software (owned by VNG - no payment obligations):

--------------------------- ---------------------------------------------------- -----------
Software                    Description                                          Platform
--------------------------- ---------------------------------------------------- -----------
CSS                         Customer Service System - Customer billing and       Mainframe
                            information system
--------------------------- ---------------------------------------------------- -----------
AGES                        Automated Gas Estimating System - work management    AS/400
                            and tracking system for new gas construction
--------------------------- ---------------------------------------------------- -----------
Vehicle Time                Track vehicle usage/mileage                          AS/400
--------------------------- ---------------------------------------------------- -----------
Contractor Cost             Invoice/pay contractors                              AS/400
--------------------------- ---------------------------------------------------- -----------
Marketing                   Track service and appliance installation             AS/400
--------------------------- ---------------------------------------------------- -----------
Safety                      Drug/Alcohol testing and Vehicle Usage Tracking      AS/400
--------------------------- ---------------------------------------------------- -----------
Transportation              Vehicle Tracking, Maintenance Scheduling             AS/400
--------------------------- ---------------------------------------------------- -----------
Building Maintenance        Work order processing                                AS/400
--------------------------- ---------------------------------------------------- -----------
Time & Attendance           Time & Attendance Tracking, OT meals, Temporary      AS/400
                            Assignments
--------------------------- ---------------------------------------------------- -----------
Meter Shop                  Inventory, Meter Repair Tracking                     AS/400
--------------------------- ---------------------------------------------------- -----------
Public Relations            NGV and Pilot Labels                                 AS/400
--------------------------- ---------------------------------------------------- -----------
Cathodic Protection         Track Test Stations, Leaks, Insulated Services,      AS/400
                            etc.
--------------------------- ---------------------------------------------------- -----------
Correspondence              Print correspondence letters for AGES and CSS        AS/400
--------------------------- ---------------------------------------------------- -----------
Miscellaneous IT Programs   Change control, Off loads, System backups, etc.      AS/400
--------------------------- ---------------------------------------------------- -----------

Copyrights:

1. Copyrights in the contents of the web page and all sub-pages commencing with the URL address: http://www.cng.com/vng/, as more specifically described in the Intellectual Property Assignment Agreement between Seller and VNG.

CNG Proprietary Software (owned by Seller and licensed to VNG - no payment obligations):

     EDI Software

Third Party Software Licensed to VNG (Items in this category do carry payment obligations for license and/or maintenance fees):

     See Schedule 3.9 (Material Software Contracts)


Third Party Software Licensed to CNG (to be used by VNG or by CNG for the benefit of VNG in connection with the Transition Services Agreement.) (Items in this category do carry payment obligations for license and/or maintenance fees):

------------------------------------------ -------------------------------------
         Name of Owner/Licensor                            Product
------------------------------------------ -------------------------------------
Isogon Corporation                         Soft/Audit
------------------------------------------ -------------------------------------
Computer Associates International, Inc.    CA-One PROAUDITPROEDIT DB2
                                           PRO-SECURE
                                           CA-MICS
                                           MIM
                                           TSOMON
------------------------------------------ -------------------------------------
Compuware Corporation                      Abend-AID/XLS, FileAID/ MVS,
------------------------------------------ -------------------------------------
Chicago-Soft, Ltd.                         MVS/QuickRef
------------------------------------------ -------------------------------------
Innovation Data Processing, Ltd.           Compaktor
                                           FDR/ABR
                                           FATS/FATAR
------------------------------------------ -------------------------------------
GT Software, Inc.                          GT Assist
------------------------------------------ -------------------------------------
SAS Institute Inc.                         Base SAS
                                           SAS/FSP
------------------------------------------ -------------------------------------
Candle Corporation                         Omega View
                                           Candle
                                           Command
                                           Center for MQSeries
                                           OME-GAMON for CICS
                                           OME-GAMON for MV
                                           OME-GAMON for SMS
                                           Performance
                                           PAC for DB2
------------------------------------------ -------------------------------------
Viasoft, Inc.                              VIA/Insight
                                           SmartEdit
                                           SmartTest
                                           SmartDoc
------------------------------------------ -------------------------------------
International Business Machines            ACF (NCP)
Corporation                                ACF (SSP)
                                           Advantis
                                           CICS (4.1)
                                           COBOL (II)
                                           Common Bill Print (AFP)
                                           DB2 (4.1)
                                           DCF
                                           DFSort
                                           GPAR
                                           GTF
                                           IXFP
                                           JES328x
                                           MQ Series
                                           Net View
                                           OGL (370)
                                           OS (390)
                                           PMF
                                           PSAF
                                           PSF
                                           QMF
                                           SDSF
                                           Security Server (RACF)
                                           Software
                                           Xcel
                                           TSO PCF
------------------------------------------ -------------------------------------
Serena Software International              Comparex
------------------------------------------ -------------------------------------
BMC Software, Inc. /New Dimensions         BMC Utilities
                                           BMCDSN Command Processor for DB2
                                           Catalog Manager/DB2
                                           Change Manager for DB2
                                           CONTROL-D
                                           CONTROL-D PC
                                           CONTROL-M
                                           CONTROL-O
                                           Copy Plus for DB2
                                           DASD Manager Plus/DB2
                                           Extended Buffer Manager for DB2
                                           LoadPlus for DB2
                                           Patrol DB-LOG Master for DB2 for MVS
                                           Quickstart
                                           Recover Plus for DB2
                                           Recovery Manager for DB2
                                           REORG Plus for DB2
                                           Unload  Plus for DB2
------------------------------------------ -------------------------------------
Bottomline Technologies                    PayBase (at Corp)
------------------------------------------ -------------------------------------
Princeton Softech, Inc.                    Move
                                           Access
                                           Compare for DB2
------------------------------------------ -------------------------------------
OptiSystems, Inc.                          Energizer
                                           CICS
------------------------------------------ -------------------------------------
Group 1 Software, Inc.                     Code-1 Plus
                                           Mailstream
                                           Plus
                                           Postnet
                                           Barcode
                                           Bar-coded bag tray tag option
------------------------------------------ -------------------------------------
Neles (Valmet) Automation, Inc.            Valmet Scada
------------------------------------------ -------------------------------------
PeopleSoft, Inc.                           PeopleSoft
                                           HRMS
------------------------------------------ -------------------------------------
Oracle Corp.                               Oracle
                                           Oracle 2000 Reports
                                           Oracle Database
                                           Weber
------------------------------------------ -------------------------------------
LPC, Inc. (became Pitney Bowes Software    Finalist and Mailer's Choice
Systems, now DocSense)
------------------------------------------ -------------------------------------
Ceridian Time & Attendance (includes       ATA LMPlus C/S
former EAS software)                       Professional
                                           CNGT Version
------------------------------------------ -------------------------------------
Smallworld Systems, Inc.                   Smallworld
------------------------------------------ -------------------------------------
Diversified Software Systems, Inc.         JobScan
------------------------------------------ -------------------------------------
Eastman Kodak, Inc.                        PME
------------------------------------------ -------------------------------------
M&I Data Services                          Custom Statement Formatter
------------------------------------------ -------------------------------------
Vanguard Integrity Professionals           Vanguard RACF
                                           Administrator
------------------------------------------ -------------------------------------
Barr Systems, Inc.                         BARR/
                                           TRAN
------------------------------------------ -------------------------------------
Novell, Inc.                               Novell Replication Services
                                           (NRS)
------------------------------------------ -------------------------------------
Axent Technologies, Inc.                   Enterprise Security Manager (ESM) and
                                           Intruder Alert (ITA)
------------------------------------------ -------------------------------------
Attachmate Corporation                     NRS and Net Wizard
------------------------------------------ -------------------------------------
Security Dynamics, Inc.                    ACE Admin
(parent:Solw@Communications, Ltd.)         (SecurID
                                           token cards)
------------------------------------------ -------------------------------------
Information Systems Manager, Inc.          PerfMan
------------------------------------------ -------------------------------------

                                  Schedule 4.4
                          Buyer Consents and Approvals

1. Approval of the Virginia State Corporation Commission for the purchase of VNG under Section 56-88.1 of the Code of Virginia.

2. Registration under the Public Utility Holding Company Act of 1935, as amended ("PUHCA").

3. Approval of the Securities and Exchange Commission for the purchase of VNG under PUHCA.

                                  Schedule 4.8
                                Buyer Litigation

None.

                                 Schedule 5.8.1
                           Associated Seller Employees

Employee                         Title
--------                         -----
William A. Fox                   Sr. Vice President and CEO
Donald A. Fickenscher            Chief Counsel and Secretary
Benjamin D. Mace                 Regional Network Service Manager
Michael R. Bailey                Director of Information Technology (VNG)
Michael T. Dobias Jr.            Senior Systems Analyst
Sherrie L. McCabe                Senior Systems Analyst
Amanda C. Russell                Senior Systems Analyst
Russell J. Fontaine III          System Administrator
Michael T. Poulin                Lead Sourcing Agent
Linda D. Gornto                  Senior Buyer
Jill L. Kacergis                 Buyer
Alton L. Brooke Jr.              Regional Telecommunications Coordinator
Lisa A. Armentrout               Telecommunications Assistant

                                 Schedule 5.8.4

                    List of Employee Benefit Plans For Which
                 VNG/Buyer Has Responsibility Following Closing

Employee Plans Maintained by VNG

Virginia Natural Gas, Inc. Employee Savings Plan

Virginia Natural Gas, Inc. Retirement Plan

Virginia Natural Gas, Inc. Hourly Savings Plan

Virginia Natural Gas, Inc. Retiree Medical Plan

VNG Union Employee-Pay-All Plan and VEBA

Virginia Natural Gas, Inc. Retiree Life Insurance Plan

     Severance  Pay  Policy  of   Consolidated   Natural  Gas  Company  and  its
     Participating Subsidiaries for Employees who are not Represented by a Recognized Union

Virginia Natural Gas, Inc. Flexible Benefit Plan (Hourly and Salaried Employees)

Virginia Natural Gas, Inc. Tuition Refund Program for Salaried and Hourly Employees

Virginia Natural Gas, Inc. Air Travel Accident Plan

Employee Assistance Program

Employee Service Award Program

Employee Sick Pay Policy

Employee Vacation Pay Policy

Transfer-Relocation Policy

Company Sponsored Membership Program (Civic)

Employee Matching Gifts Program

Virginia Natural Gas, Inc. Employee Guides for Salaried and Hourly Employees

Recreational Activities

Volunteer Activities

Wellness Program

                                  Schedule 6.4
                     Required Seller Consents and Approvals

1. Approval of the Virginia State Corporation Commission for the sale and purchase of VNG under Section 56-88.1 of the Code of Virginia and under the Order Approving Merger dated September 17, 1999, in State Corporation Commission Case No. PUA990020, Joint Petition of Dominion Resources, Inc. and Consolidated Natural Gas Company for approval of agreement and plan of merger under Chapter 5 of Title 56 of the Code of Virginia.

2. Approval of the Securities and Exchange Commission for the sale and purchase of VNG under the Public Utility Holding Company Act of 1935 ("PUHCA").

3. Approval of the Federal Trade Commission (the "FTC") for the sale of VNG pursuant to the FTC's Order of November 4, 1999 in FTC File No. 991-0244 and Docket No. C-3901.

4.   Registration by Buyer under PUHCA.

5. All approvals and waiting periods under the HSR Act have been obtained or have expired.

6. Any material consents or approvals pursuant to laws or regulations enacted subsequent to the date hereof and before Closing.

                                 Exhibit 5.11.1
                      Form of Transition Services Agreement

                          TRANSITION SERVICES AGREEMENT

     This Transition Services Agreement (the "Agreement") dated as of ___________, 2000, is made between VIRGINIA NATURAL GAS, INC., a Virginia corporation ("VNG"), and CONSOLIDATED NATURAL GAS COMPANY, a Delaware corporation ("CNG").

                                    RECITALS

     A. VNG,  CNG,  Dominion  Resources  Inc., a Virginia  corporation,  and AGL
Resources, Inc., a Georgia corporation ("AGL"), have entered into a Stock Purchase Agreement dated as of May 5, 2000 (the "Purchase Agreement"), providing for the sale by CNG to AGL, of all of the stock in VNG on the terms and conditions specified therein.

     B. As a condition to the respective obligations of the parties to the Purchase Agreement to consummate the transactions contemplated therein, the Purchase Agreement requires the execution and delivery of this Agreement pursuant to which CNG agrees to provide VNG certain transition services upon the terms set forth herein.

     NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties hereto agree as follows:

     1. Definitions.

     Terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement. In addition, the following terms, as used herein, have the following meanings:

     "Cost" means for any Transition Service rendered hereunder, (a) the cost assigned to such Transition Service on Schedule A attached hereto, or (b) if no cost is so assigned on Schedule A, then the allocable portions of the wages, employee benefits, incentives and other payments to CNG employees, including occupancy costs related to such CNG employees, and the allocable portions of any direct variable costs and fixed operating costs (including, without limitation, fees, taxes, charges, depreciation, overheads, service fees, and expenses) incurred by CNG in supplying such Transition Service, all determined in a manner consistent with CNG's cost accounting practices.

     "Effective Date" means the Closing Date.

     "Transition Services" means those services more particularly described on Schedule A attached hereto.

     2. Term of Agreement.

     This Agreement shall be effective beginning on the Effective Date and shall continue for a period of up to one year following the Effective Date (the period during which this Agreement remains effective being referred to herein as the "Term"). This Agreement shall be terminable: (a) by either party immediately upon written notice to the other party if the other party shall file or have filed against it any petition under the bankruptcy laws of the United States; or
(b) according to the terms set forth in Paragraph 4. In addition, this Agreement shall be terminable with respect to any particular Transition Service upon two weeks' notice by VNG to CNG. Notwithstanding anything to the contrary set forth herein, so long as either party hereto has any executory obligations incurred during the Term, this Agreement shall remain in effect to govern such obligations.

     3. Transition Services.

     During the Term of this Agreement, CNG or its Affiliates shall provide Transition Services to VNG according to the terms set forth hereunder and on Schedule A attached hereto. The quality and level of such Transition Services shall be substantially the same as such services provided by CNG to VNG prior to the date hereof; provided, however, the quality or level of such services shall at a minimum be commercially reasonable. VNG shall pay CNG an amount equal to the sum of (a) the Cost of each Transition Service listed on Schedule A and (b) all reasonable travel expenses incurred by CNG's employees and contractors in connection with providing each Transition Service to VNG hereunder. CNG will invoice VNG for those Transition Services provided by CNG and listed on Schedule A attached hereto, and such invoice shall be payable in cash within 15 days after VNG receives such invoice. Each such invoice shall: (i) identify the applicable Transition Service to which the invoice relates, (ii) provide summary details of the fees and expenses payable for each Transition Service invoiced, and (iii) specify the total amount payable by VNG to CNG.

     4. Termination for Cause.

     Either party may terminate this Agreement immediately by written notice to the other party if the other party breaches a material provision of this Agreement and the breach continues for more than five (5) business days after delivery of notice of such breach. Notwithstanding the foregoing, however, if the breaching party is making a good faith effort to cure such breach it shall be provided an additional reasonable amount of time to do so (not to exceed thirty (30) days) without triggering immediate termination.

     5. Effect of Termination or Expiration.

     If this Agreement shall terminate as set forth in Paragraph 2 or Paragraph 4, it shall terminate in its entirety, and no further obligation shall exist on the part of either party under this Agreement, except that VNG shall be obligated to pay all outstanding amounts due under this Agreement. Notwithstanding anything else contained in this Agreement, termination or expiration of this Agreement shall not act as a waiver by either party of any breach of this Agreement by the other party hereto through the date of such termination or expiration of this Agreement.

     6. Force Majeure.

          (a) CNG may suspend or reduce, in whole or in part, the supply of any or all of the Transition Services or the performance of any of its obligations hereunder to the extent CNG is impeded in its ability to provide such Transition Service as a result of a Force Majeure Event. Notwithstanding the foregoing, CNG agrees to use commercially reasonable efforts to comply with the terms and conditions of this Agreement to the extent that it is able to do so. For purposes of this Agreement, the term "Force Majeure Event" includes, but is not limited to: (i) fire, explosion, storm damage, flood, or other casualty; (ii) labor troubles including strikes, lockouts or slowdowns; (iii) government intervention (not including fines for violations of permits), government regulation or statute; (iv) war, sabotage, riot, or other civil disturbance; or (v) other cause or conditions beyond CNG's reasonable control. CNG shall take reasonable steps to mitigate any damages accruing to VNG as a result of CNG's inability to comply with the terms and conditions of this Agreement as a result of a Force Majeure Event and to perform its obligations as promptly as reasonably practicable after the elimination of the Force Majeure Event.

          (b) During any period in which any Transition Services are reduced or suspended pursuant to Section 6(a), VNG shall not be obligated to pay for any Costs with respect to the reduced, suspended or terminated portion of such Transition Services.

          (c) CNG covenants that it will maintain its present or comparable replacement disaster recovery program and in the event that a Force Majeure Event occurs which is included in the current CNG disaster plan, CNG will make the benefits of its disaster recovery program available to VNG in accordance with the other terms of this Agreement.

     7. Limitation of Liability.

          (a) Neither CNG, nor its Affiliates, employees or agents shall be liable to VNG for, and VNG releases and discharges CNG, its Affiliates, employees and agents from, any and all claims, liabilities, actions, suits, judgments, losses, injuries, damages (including, without limitation, incidental or consequential damages), costs and expenses arising out of or connected with any act or omission, of CNG, its Affiliates, employees or agents, with respect to the Transition Services, or any failure to provide the Transition Services to VNG, other than a refusal by CNG in breach of this Agreement, or gross negligence or willful misconduct of CNG, its Affiliates, employees or agents.

          (b) VNG shall not use the Transition Services for any purpose other than in connection with the operation of its internal business. VNG will indemnify CNG against any loss, damage or expense incurred by CNG as a result of VNG's willful, improper use or employment of any of the Transition Services in contravention of the provisions of this Agreement.

     8. Warranties.

     CNG warrants that it will make commercially reasonable efforts to provide for the maintenance of all software in a normal operating state. Except as provided in the foregoing sentence, the parties expressly agree that no warranty shall be implied under this Agreement, whether warranties of utility, fitness for any particular purpose, merchantability, or any other type and, further, that no warranties of any sort are made herein.

     9. Cooperation.

     If, after the date hereof, the parties determine that additional services and functions need to be provided by CNG to VNG during the Term of this Agreement, each of CNG and VNG agrees to use commercially reasonable efforts to:

          (a) cause CNG to provide to VNG such services or functions, as applicable, and

          (b) agree on fair pricing for such services or functions.

     10. Notices.

     All notices and other communications required or permitted hereunder shall be in writing (including telex, telefax or similar writing) and shall be given:

     If to CNG to:

          Consolidated Natural Gas Company
          c/o Dominion Resources, Inc.
          120 Tredegar Street
          Richmond, VA 23219
          Attention:   James F. Stutts, Vice President & General Counsel
          Facsimile:   (804) 819-2233

          with a copy to:

          McGuire, Woods, Battle & Boothe LLP
          One James Center
          901 East Cary Street
          Richmond, VA 23219-4030
          Attention:   Michael J. Schewel, Esq.
          Facsimile:   (804) 775-1061

     If to VNG to:

          Virginia Natural Gas, Inc.
          c/o AGL Resources, Inc.
          817 West Peachtree Street, N.W.
          Atlanta, GA 30308
          Attention:   Paul R. Shlanta, Senior Vice President and Counsel
          Facsimile:   (404) 584-3419

          with a copy to:

          Long Aldridge & Norman LLP
          303 Peachtree Street, Suite 5300
          Atlanta, GA 30308
          Attention:   David M. Ivey
          Facsimile:   (404) 527-4198

or to such other person or to such other address or telefax number as the party to whom such notice is to be given may have furnished the other parties in writing by like notice. If mailed, any such communication shall be deemed to have been given on the third business day following the day on which the communication is posted by registered or certified mail (return receipt requested). If given by any other means it shall be deemed to have been given when received.

     11. Interpretation.

     The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     12. Miscellaneous.

     This Agreement (a) together with the Purchase Agreement and the Related Agreements, constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof; (b) is an independent agreement, the rights and obligations of the parties to which shall not be affected by any provision of, or remedy arising under or with respect to, the Purchase Agreement or any other agreement between the parties, except to the extent expressly provided in any such agreement; (c) is not intended to and shall not confer upon any other person or business entity, other than the parties hereto or any permitted assignees, any rights or remedies with respect to the subject matter hereof; (d) shall not be assigned by operation of law or otherwise by either party without the express written prior approval of the other party, which approval shall not be unreasonably withheld, except that CNG may assign all or any portion of its rights hereunder or obligations to one or more Affiliates;
(e) shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia without regard to its conflicts of law or choice of law rules; and (f) is not intended to and shall not be deemed to create an employment relationship between VNG and the employees, agents, or both, of CNG or any Affiliate or Subsidiary of CNG who perform Transition Services pursuant to the terms and conditions of this Agreement.

     13. Counterparts.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF the parties have caused this Agreement to be executed by their duly authorized officers.

                                            CONSOLIDATED NATURAL GAS COMPANY


                                            By:___________________________
                                            Name:
                                            Title:


                                            VIRGINIA NATURAL GAS, INC.


                                            By:___________________________
                                            Name:
                                            Title:

                                   SCHEDULE A

                    Transition and Support Services Schedule

Service Type                           Application/System      FTEs Required  Total Monthly Cost
Resident Staff Services:

Supervision                                                         1.00                 $11,760

Staff Support                          CSS                          3.00                 $18,480

                                       Auto Dispatching System      1.00                  $7,560

                                       AS/400 Support               2.00                 $15,960

      Total Resident Staff Services                                 7.00                 $53,760

Dominion Services Support:

                                       SCADA                        0.25                  $1,250
                                       Peoplesoft support           0.50                 $29,035
                                       Oracle Financials            1.50                 $66,008
                                       Sams Support                 0.50                  $9,310
                                       Telecom Support              2.00                 $12,263
                                       Network Services             1.00                 $10,208
                                       Data Center                  3.50                 $81,775
                                       System Admin                 1.00                  $8,165
                                       Internet/Intranet            0.50                  $4,166
                                       Wang Contract                4.00                 $54,500

      Total Dominion Services Support                              14.75                $276,680

      Total Transition/Support Services                            21.75                $330,440


                                 Exhibit 5.11.2
                       Form of Software License Agreement

                         EDI SOFTWARE LICENSE AGREEMENT

     THIS EDI SOFTWARE LICENSE AGREEMENT (this "Agreement") is made and entered into this _____ day of _______________, _____, by and between Consolidated Natural Gas Company, a corporation duly organized and existing under the laws of the State of Delaware and having its principal office at 625 Liberty Avenue, Pittsburgh, Pennsylvania 15222-3199, United States of America (hereinafter "Licensor"), and Virginia Natural Gas, Inc., a corporation duly organized and existing under the laws of the Commonwealth of Virginia and having its principal office at 5100 E. Virginia Beach Blvd., Norfolk, Virginia 23502-3488 (hereinafter "Licensee").

                             Recitals of the Parties

     WHEREAS,  Licensor is the developer  and owner of a proprietary  electronic
data  interchange   software  program  known  as  EDI  (hereinafter,   the  "EDI
Software");

     WHEREAS, Licensee is desirous of obtaining a license to use the EDI Software in its business; and

     WHEREAS, Licensor is willing to grant such a license to Licensee on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                                   Definitions

     In addition to terms elsewhere defined in this Agreement, the following terms shall have the meanings set forth in this Article I for purposes of this
Agreement:

     1.1. "Licensee Equipment." The Local Area Network (LAN) central processing units (CPUs), including all terminals, and other components thereof, situated at Licensee Premises and more fully described at Schedule A attached hereto, on which the EDI Software is installed, operated, and maintained.

     1.2. "Licensee Personnel." All persons engaged from time to time as officers, employees, agents, or independent contractors of Licensee.

     1.3. "Licensee Premises." Those premises occupied by Licensee at 5100 E. Virginia Beach Blvd., Norfolk, Virginia.

     1.4.  "LAN."  A  limited-distance   distributed   processing  network  that
comprises the Licensee Equipment and supporting communication facilities interconnected by a transmission medium in order to facilitate the interexchange of data.

                                   ARTICLE II

                          Grant of License to Licensee

     2.1. Scope of License. Licensor hereby grants to Licensee a perpetual, royalty-free, nonexclusive license to install, execute, and use the EDI Software on Licensee Equipment at Licensee Premises, to make copies required for such use, including copies for archival and backup purposes, to create derivative works thereof, and to sublicense the EDI Software and any derivative works thereof to subsidiaries of Licensee, all in accordance with terms and conditions hereof. If Licensee is owned by a parent corporation that operates a centralized information systems office, the definitions of "Licensee Equipment" and "Licensee Premises" shall be understood to include such centralized information systems equipment and office, respectively, but the only permitted uses of the software on any Licensee Equipment or on any Licensee Premises shall be for Licensee's benefit. Nothing herein shall be interpreted to permit use of the EDI Software for the benefit of any person or entity other than Licensee or its permitted sublicensees.

     2.2. Sublicenses. Licensee agrees that any sublicense granted hereunder shall contain provisions with respect to use and protection of trade secrets at least as restrictive as those contained in Article IV hereof. Licensee shall not grant its sublicensees the right to further sublicense the EDI Software or any derivative works.

                                   ARTICLE III

                  Limited Warranties; Limitations on Liability

     3.1 Limited Warranty. Licensor warrants that it is owner of the EDI Software, that it has the right to convey the licenses set forth in Section 2.1 hereof, and that to the best of its knowledge, the Licensee's use of the EDI Software in accordance with the terms of this Agreement shall not infringe any third-party rights in copyrights or trade secrets in the United States. Other than the warranties specifically set forth in the foregoing sentence (the "Limited Warranties"), Licensor is providing the EDI Software licensed hereunder on an "as is" basis. Excluding the Limited Warranties, Licensor disclaims all warranties relating to the EDI Software licensed hereunder, including all implied warranties of merchantability and fitness for a particular purpose.

     3.2. Limitation on Liability. In no event shall Licensor be liable for any indirect, exemplary, incidental, or consequential damages arising out of or otherwise relating to the use or performance of the EDI Software or any components thereof, however caused, even if Licensor has been advised of the possibility or likelihood of such damages.

                                   ARTICLE IV

                 Licensee's Use and Protection of Trade Secrets

     4.1 Acknowledgment of Proprietary Materials; Limitations on Use. Licensee acknowledges that the EDI Software, including any derivative works thereof, and all associated intellectual property rights, are the property of Licensor and that Licensor holds the copyright interests therein, the EDI Software being treated as an unpublished work. Licensee further acknowledges that the EDI Software, including any derivative works, is treated by Licensor as secret and proprietary information of Licensor of substantial value, and Licensee shall treat such information so received in confidence and shall not use, copy, disclose, nor permit any Licensee Personnel to use, copy, or disclose the same for any purpose that is not specifically authorized under this Agreement; provided, however, that such covenant shall not be interpreted to prohibit Licensee from retaining reputable expert third-party entities to maintain the EDI Software and from disclosing to such entities such information as is necessary to allow them to maintain the EDI Software, so long as such maintenance entities shall undertake in writing to observe all applicable restrictions set forth in this Article IV with respect to such information as may be so furnished to them by Licensee.

     4.2. Secure Handling. Licensee shall require that the EDI Software, to the extent not installed on the Licensee Equipment, be kept on the Licensee Premises in separate, secured drawers or cabinets, which shall be maintained in a manner so as to reasonably preclude unauthorized persons from having access thereto. Licensee shall permit such drawers or cabinets to be open to access only as necessary for Licensee's use thereof for the operation or maintenance of the EDI Software. Licensee shall identify each copy of EDI Software with a unique number and shall maintain a written log indicating the exact physical location of each such copy.

     4.3. Proprietary Legends. Licensee shall not remove any copyright notice or other proprietary or restrictive notice or legend contained or included in any material provided by Licensor, and Licensee shall reproduce and copy all such information on all copies made hereunder, including such copies as may be necessary for archival or backup purposes.

     4.4. Obligations of Parties Having Access. Licensee shall limit use of and access to the EDI Software to such Licensee Personnel as are directly involved in the operation or maintenance of the EDI Software by Licensee. Licensee shall use its best efforts to (1) disclose such materials only to Licensee Personnel whom Licensee has no reason to believe are untrustworthy or may violate the provisions of this Article IV or the provisions of any Licensor Restrictive Disclosure Agreement executed as referred to in this Article IV, and (2) prevent all Licensee Personnel from having access to any such information that is not required in the performance of their duties for Licensee; provided, however, that Licensee shall be permitted to convey the same to maintenance entities in accordance with Section 4.1 hereof.

     4.5. Assistance of Licensee. At the request and expense of Licensor, Licensee shall use reasonable efforts to assist Licensor in identifying any use, copying, or disclosure of any portion of the EDI Software by any present or former Licensee Personnel in any manner that is contrary to the provisions of this Agreement, so long as Licensor shall have provided Licensee with information reasonably justifying the conclusion of Licensor that such contrary usage may have occurred.

     4.6. Rights to Injunctive Relief. Recognizing and acknowledging that any use or disclosure of the EDI Software by Licensee or Licensee Personnel in a manner inconsistent with the provisions of this Agreement may cause Licensor irreparable damage for which other remedies may be inadequate, Licensee agrees that Licensor shall have the right to petition for injunctive or other equitable relief from a court of competent jurisdiction as may be necessary and appropriate to prevent any unauthorized use or disclosure by Licensee or Licensee Personnel of any such information and that, in connection therewith, Licensee shall not oppose such injunction on the grounds that an adequate remedy is available at law.

     4.7.  Limitations on  Confidentiality.  The  restrictions set forth in this
Article IV respecting confidentiality of the EDI Software shall not apply to any portion of the EDI Software that (1) is in or becomes part of the public domain or (2) is required to be disclosed by Licensee pursuant to any order or directive of a court or governmental agency of competent jurisdiction, in the event that Licensee has furnished Licensor notice of such directive or order prior to disclosure.

     4.8. Licensor's Support Obligations. In the event the EDI Software is not already installed on Licensee's premises, Licensor shall provide reasonable assistance and cooperation to Licensee in connection with the installation of the EDI Software on Licensee's premises. In the event that Licensor updates the EDI Software within one year after the date hereof and Licensee does not desire to receive the updated versions of the EDI Software, Licensor shall insure that Licensee is provided access to and assistance for a period of one year after the date hereof from Licensor's employees, who are skilled in and competent to provide support in the version of the EDI Software licensed to Licensee hereunder. If such employees are unable to provide a fix or otherwise adequately respond to Licensee's support needs hereunder, Licensor shall provide Licensee with the source code pursuant to a source code license agreement, if Licensor has the right to provide such source code, for a period not exceeding one year after the date hereof, so that Licensee can itself support the EDI Software.

     4.9. Survival of Terms. The provisions of this Article IV shall survive termination of this Agreement for any reason.

                                    ARTICLE V

               Licensor Indemnification for Intellectual Property
                               Rights Infringement

     5.1. Scope of Indemnification. Licensor agrees to defend, indemnify and hold harmless Licensee from and against any claim, suit, demand, or action alleging that the EDI Software or any component thereof infringes a U.S. copyright, trade secret, or any other proprietary right of any third party, and Licensor shall indemnify Licensee against all costs, expenses, and damages arising from any such claim, suit, demand, or action; provided, however, that
(1) Licensee shall have given Licensor prompt written notice of such claim, suit, demand, or action; (2) Licensee shall reasonably cooperate with Licensor in the defense and settlement thereof; and (3) Licensor shall have control of the defense of such claim, suit, demand, or action and the settlement or compromise thereof.

     5.2. Licensee Remedy Upon Injunction of EDI Software Use. If a temporary or a final injunction is obtained against Licensee's use of the EDI Software or any portion thereof by reason of an infringement of a U.S. copyright, trade secret, or other proprietary right, Licensor will, at its option and expense, either:

     (a)  Procure for Licensee the right to continue using the EDI Software or

     (b) Replace or modify for Licensee the EDI Software or such infringing portion thereof so that it no longer infringes such copyright, trade secret, or other proprietary right, so long as the utility or performance of the EDI Software is not adversely affected by such replacement or modification and the EDI Software continues to materially conform with the EDI Software Specifications.

     5.3. Exclusion of Liability. Licensor shall have no liability to Licensee for any infringement action or claim that is based upon or arises out of the use of the EDI Software or any component thereof in combination with any other system, equipment, or software in the event that, but for such use, the claim of infringement would not lie.

     5.4. Exclusivity and Survival. This Article V sets forth the exclusive remedy of Licensee against Licensor with respect to any action or claim for an alleged patent, copyright, or other proprietary right infringement by the EDI Software or any component thereof, and this Article V shall survive any termination of this Agreement.

                                   ARTICLE VI

                                   Termination

     6.1. Termination for Cause. Either party may terminate this Agreement forthwith at any time upon the giving of written notice:

     (a) In the event that the other party fails to discharge any obligation or remedy any default under this Agreement for a period continuing more than 45 days after the aggrieved party shall have given said other party written notice specifying such failure or default and that such failure or default continues to exist as of the date upon which the aggrieved party gives such notice so terminating this Agreement; or

     (b) In the event that the other party makes an assignment for the benefit of creditors, or commences or has commenced against it any proceeding in bankruptcy, insolvency, or reorganization pursuant to bankruptcy laws or laws of debtor's moratorium.

     6.2. Cure. A failure or delay in performance by either party under this Agreement shall not constitute basis for termination of the Agreement under this
Article VI if such performance is effectively commenced or completed prior to the giving of notice of termination.

     6.3. Termination of Licenses. Upon termination of this Agreement for any reason, all licenses granted hereunder shall terminate and Licensee shall immediately cease use of the EDI Software. Licensee shall, immediately upon such termination, return to Licensor all copies of the EDI Software. Licensee shall certify to Licensor that it has retained no copies of such EDI Software.

                                   ARTICLE VII

                                  Miscellaneous

     7.1. Notices.

     All notices, demands and requests under this Agreement shall be in writing and delivered by hand, by private courier or by telecopy, to the following addresses (or to such other address as a party may designate by notice hereunder):

                  IF TO LICENSOR:

                  Consolidated Natural Gas Company
                  625 Liberty Avenue
                  Pittsburgh, PA 15222-3199
                  Attn:    __________________
                  Facsimile:   _______________

                  IF TO LICENSEE:

                  Virginia Natural Gas, Inc.
                  5100 E. Virginia Beach Blvd.
                  Norfolk, Virginia  23502-3488
                  Attn:    __________________
                  Facsimile:   _______________

     7.2. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Virginia, without resort to the conflicts of laws rules thereof.

     7.3. No Assignment. Neither party may assign this Agreement without the written consent of the other.

     7.4. No Waiver. The failure of either party to insist upon strict performance of any of the terms or provisions of this Agreement, or the exercise of any option, right to remedy contained herein, shall not be construed as a waiver of any future application of such term, provision, option, right or remedy, and such term, provision, option, right or remedy shall continue and remain in full force and effect.

     7.5. Entire Agreement. The terms and provisions of this Agreement constitute the entire agreement between the parties with respect to use and reproduction of the Work and supersede all previous communications, negotiations, proposals, representations, conditions or agreements, whether written or oral, relating thereto. This Agreement may not be modified or amended except in a writing signed by a duly authorized officer or representative of each party.

     7.6. Counterparts. This Agreement may be executed in any number of counterparts, each full set of which shall be deemed an original, with the same effect as if the signatures were upon the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first written above.

                            CONSOLIDATED NATURAL GAS
                             COMPANY

                            By:      _____________________________

                            Title:   _____________________________


                                     VIRGINIA NATURAL GAS, INC.

                            By:      _____________________________

                            Title:   _____________________________

                                   SCHEDULE A

         [Schedule A - List of all Licensee Equipment, i.e., CPUs, etc.
                          to be covered by Agreement.]